As filed with the Securities and Exchange Commission on December ___, 1996.
                                                       Registration No. 33-80119
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------


                          LIGHTPATH TECHNOLOGIES, INC.
                          ----------------------------
                 (Name of small business issuer in its charter)

         Delaware                           3225                 86-0708398
--------------------------------------------------------------------------------
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

  6820 Academy Parkway East, N.E., Albuquerque, New Mexico 87109 (505) 342-1100
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

             Leslie A. Danziger, Chairman of the Board and President
         6820 Academy Parkway East, N.E., Albuquerque, New Mexico 87109
  Telephone: (505) 342-1100; Facsimile: (505) 342-1111
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

         James L. Adler, Jr., Esq.                Sheldon Misher, Esq.
         Bradley S. Paulson, Esq.                 Steven A. Fishman, Esq.
         Squire, Sanders & Dempsey          Bachner, Tally, Polevoy & Misher LLP
          Two Renaissance Square                380 Madison Avenue, 18th Floor
   40 North Central Avenue, Suite 2700             New York, New York 10017
         Phoenix, Arizona 85004                  Telephone: (212) 687-7000
      Telephone: (602) 528-4000                    FAX: (212) 682-5729
           FAX: (602) 253-8129

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /x/

         Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to anti-dilution provisions of the Class A Warrants and Class B Warrants and/or the IPO Unit Purchase Options, as defined herein.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                          LIGHTPATH TECHNOLOGIES, INC.

                              CROSS REFERENCE SHEET

--------------------------------------------------------------------------------
FORM SB-2 ITEM                               CAPTION IN PROSPECTUS
--------------------------------------------------------------------------------
PART I
--------------------------------------------------------------------------------
1.        Front of Registration Statement
          and Outside Front Cover Page of
          Prospectus........................ Outside Front Cover Page of
                                             Prospectus
--------------------------------------------------------------------------------
2.        Inside Front and Outside Back
          Cover Pages of Prospectus......... Inside Front and Outside Back Cover
                                             Pages of Prospectus; Available
                                             Information
--------------------------------------------------------------------------------
3.        Summary Information and Risk
          Factors........................... Prospectus Summary; Risk Factors
--------------------------------------------------------------------------------
4.        Use of Proceeds .................. Use of Proceeds
--------------------------------------------------------------------------------
5.        Determination of Offering Price... Risk Factors; Plan of Distribution
--------------------------------------------------------------------------------
6.        Dilution.......................... Not Applicable
--------------------------------------------------------------------------------
7.        Selling Security Holders.......... Concurrent Offering by Selling
                                             Security holders
--------------------------------------------------------------------------------
8.        Plan of Distribution.............. Plan of Distribution
--------------------------------------------------------------------------------
9.        Legal Proceedings................. Business-Legal Proceedings
--------------------------------------------------------------------------------
10.       Director, Executive Officers,
          Promoters and Control Persons..... Management
--------------------------------------------------------------------------------
11.       Security Ownership of Certain
          Beneficial Owners and Management.. Principal Shareholders
--------------------------------------------------------------------------------
12.       Description of Securities......... Description of Securities
--------------------------------------------------------------------------------
13.       Interest of Named Experts and
          Counsel........................... Not Applicable
--------------------------------------------------------------------------------
14.       Disclosure of Commission
          Position on Indemnification for
          Securities Act Liabilities........ Management-Director Compensation
--------------------------------------------------------------------------------
15.       Organization within Last Five
          Years............................. Certain Transactions
--------------------------------------------------------------------------------
16.       Description of Business........... Business
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FORM SB-2 ITEM                               CAPTION IN PROSPECTUS
--------------------------------------------------------------------------------
17.       Management's Discussion and
          Analysis or Plan of Operation... Management's Discussion and Analysis
                                           of Financial Condition and Results of
                                           Operations
--------------------------------------------------------------------------------
18.       Description of Property......... Business-Property
--------------------------------------------------------------------------------
19.       Certain Relationships and
          Related Transactions............ Certain Transactions
--------------------------------------------------------------------------------
20.       Market for Common Equity and
          Related Stockholder Matters..... Price Range of Class A
                                           Common Stock; Dividend Policy
--------------------------------------------------------------------------------
21.       Executive Compensation.......... Management
--------------------------------------------------------------------------------
22.       Financial Statements............ Selected Financial Data;
                                           Financial Statements
--------------------------------------------------------------------------------
23.       Changes in and Disagreements
          with Accountants on Accounting
          and Financial Disclosure........ Changes in and Disagreements with
                                           Accountants on Accounting and
                                           Financial Disclosure
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         This Post Effective Amendment No. 1 to Form SB-2 Registration Statement covers the registration of (i) the offer and sale of Class A Common Stock, no par value ("Class A Common Stock") of LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the "Company") and redeemable Class B Warrants of the Company ("Class B Warrants"), pursuant to outstanding redeemable Class A Warrants of the Company ("Class A Warrants") and Class B Warrants issued in the Company's underwritten initial public offering in December 1995 and January 1996 or subsequently sold in registered resales by selling securityholders, and (ii) the resale of Class A Warrants by certain holders thereof who acquired such securities in a private transaction, and the sale of the Class A Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants.

         The first of these transactions involves the registration of (1) up to 1,840,000 units (the "Units"), each Unit consisting of one share of Class A Common Stock, and one Class B Warrant, for sale by the Company upon the exercise of Class A Warrants, and (2) an additional 3,680,000 shares of Class A Common Stock issuable upon exercise of outstanding Class B Warrants or Class B Warrants issuable upon exercise of the Class A Warrants contained within the Units. The second of these transactions involves the registration of (3) an additional 839,000 Class A Warrants, for resale by the holders thereof (the "Remaining Selling Securityholders' Warrants") in an offering that is not underwritten, and
(4) an additional 839,000 shares of Class A Common Stock and 839,000 Class B Warrants underlying the Remaining Selling Securityholders' Warrants, and 1,678,000 shares of Class A Common Stock issuable upon exercise of the Class B Warrants underlying the Remaining Selling Securityholders' Warrants. The Remaining Selling Securityholders' Warrants were issued upon the closing of the underwritten offering in exchange for warrants issued in a private placement by the Company completed in August 1994 prior to the filing of this Registration Statement. The Remaining Selling Securityholders' Warrants became freely tradeable 45 days from the date of the final Prospectus included in this Registration Statement (which date was April 7, 1996).

         Following the Prospectus for the offering made pursuant to outstanding Class A Warrants and Class B Warrants are the pages of the Prospectus relating solely to the resale of the Remaining Selling Securityholders' Warrants and the securities underlying the Remaining Selling Securityholders' Warrants: alternate front and back cover pages and sections entitled "Concurrent Offering" and "Selling Securityholders and Plan of Distribution," to be used in lieu of the sections entitled "Concurrent Offering by Selling Securityholders" and "Plan of Distribution." All other sections of the Prospectus for the offering made pursuant to the outstanding Warrants are to be used in the Prospectus relating to the resale of the Remaining Selling Securityholders' Warrants and the securities underlying the Remaining Selling Securityholders' Warrants.

         The Registration Statement on Form SB-2 which is amended by this Post-Effective Amendment also registered the issuance of options issued to the Company's underwriter in its February 1996 initial public offering, and the issuance of options issued to certain finders in such offering, as well as the issuance of underlying securities upon the exercise of such options. This Post-Effective Amendment is not intended to deregister any of the securities so registered, and such Registration Statement, as amended hereby, is intended to continue to register such transactions.

Prospectus
                          LIGHTPATH TECHNOLOGIES, INC.
                1,840,000 UNITS, EACH CONSISTING OF ONE SHARE OF
               CLASS A COMMON STOCK AND ONE REDEEMABLE B WARRANT,
            ISSUABLE UPON THE EXERCISE OF REDEEMABLE CLASS A WARRANTS
                                       AND
                    3,680,000 SHARES OF CLASS A COMMON STOCK
            ISSUABLE UPON THE EXERCISE OF REDEEMABLE CLASS B WARRANTS

         Lightpath Technologies, Inc., a Delaware corporation (the "Company"), hereby offers: (i) 1,840,000 Units ("Units") issuable upon the exercise of 1,840,000 Class A Warrants (the "Class A Warrants"), each unit consisting of one share of Class A Common Stock, $.01 par value, ("Class A Common Stock") and one redeemable Class B Warrant (the "Class B Warrants"); and (ii) 3,680,000 share of Class A Common Stock issuable upon the exercise of Class B Warrants which are presently outstanding. The shares of Class A Common Stock and the Class B Warrants included in the Units will be immediately separately transferable and the Units will not trade as a separate security. 1,600,000 of the outstanding Class A Warrants and Class B Warrants (collectively, the "Warrants") were issued in connection with the Company's initial public offering ("IPO") in February 1996 of 1,840,000 Units ("IPO Units"), with each IPO Unit consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. In March 1996, D.H. Blair Investment Banking Corp. ("Blair"), as the underwriter of the IPO, exercised its over-allotment to purchase an additional 240,000 IPO Units. The Company also registered in the IPO 839,000 Class A Warrants (the "Selling Securityholders' Warrants") on behalf of certain selling securityholders (the "Selling Securityholders"), none of which have been sold to date by the Selling Securityholders. There are 1,840,000 Class A Warrants outstanding and 1,840,000 Class B Warrants outstanding as of the date of this Prospectus (excluding the 839,000 Warrants that continue to be held the Selling Securityholders (the "Remaining Selling Securityholders")and an option to Blair to purchase 160,000 Units for an exercise price of $6.75 , "Unit Purchase Option"),assuming the exercise of all Class A Warrants, there will be 1,840,000 additional Class B Warrants issuable, for a total of 3,680,000 Class B Warrants. Each Class A Warrant entitles the holder to purchase one Unit at an exercise price of $6.50, subject to adjustment. Each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Class A Common Stock. The Class A Warrants and the Class B Warrants are exercisable until February 22, 2001. The Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Class A Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date the Warrants are called for redemption.

         The Class A Common stock is one of four classes of the Company's Common
Stock: Class A, Class E-1, Class E-2 and Class E-3 ( which are collectively referred to herein as the "Common Stock"). See "Description of Securities."

                             ---------------------

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
               SUBSTANTIAL IMMEDIATE DILUTION. SEE "RISK FACTORS".
                             ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION,
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is____________1996.

The Company has agreed to pay to Blair a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise prices in connection with the exercise of Warrants under certain conditions. See "Plan of Distribution." The exercise prices of the Warrants were determined by negotiation between the Company and Blair, and are not necessarily related to the Company's asset value, net worth or other criteria of value.

The Company's IPO Units, Class A Common Stock, Class A Warrants and Class B Warrants are traded on the Nasdaq SmallCap Market under the symbols LPTHU, LPTHA, LPTHW, LPTHZ, respectively. On November 15, 1996 closing prices of the IPO Units, Class A Common Stock, Class A Warrants and Class B Warrants were $7.50, $5.88, $2.00 and $.75, respectively.

=======================================================================================================
                                      Warrant                  Warrant               Proceeds to
                                  Exercise Price         Solicitation Fee(1)         the Company
-------------------------------------------------------------------------------------------------------
Per Class A Warrant                    $6.50                    $.33                    $6.17
Total (2)                     $11,960,000              $   598,000              $11,362,000
Per Class B Warrant                    $8.75                    $.44                    $8.31
Total (2)                     $32,200,000              $1,610,000               $30,590,000
=======================================================================================================

     (1) Represents Solicitation Fees payable to Blair pursuant to the Warrant Agreement between the Company and Blair in certain circumstances. See "Plan of Distribution."

     (2) Assumes the exercise of all Class A Warrants and Class B Warrants. There can be no assurance that any of the Warrants will be exercised.

                               PROSPECTUS SUMMARY

--------------------------------------------------------------------------------
         The following summary should be read in conjunction with, and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes no exercise of any other outstanding warrants or options. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the "Risk Factors."

                                   The Company
         LightPath Technologies, Inc. (the "Company") is a development stage enterprise engaged in the research, development and production of GRADIUM(TM) lenses. GRADIUM is an optical quality glass material with varying refractive indices, capable of reducing optical aberrations inherent in conventional lenses and performing with a single lens, or fewer lenses, tasks performed by multi-element conventional lens systems. The Company believes that GRADIUM lenses provide advantages over conventional lenses for certain applications. By reducing optical aberrations, the Company believes that GRADIUM lenses can provide sharper images, higher resolution, less image distortion, a wider usable field of view and a smaller focal spot size. By reducing the number of lenses in an optical system, the Company believes that GRADIUM can provide more efficient light transmission and greater brightness, lower production costs, and a simpler, smaller product. While other researchers have sought to produce optical quality lens material with the properties of GRADIUM, the Company is not aware of any other person or firm that has developed a repeatable manufacturing process for producing such material on a prescribable basis. The Company has been issued patents and has pending patent applications related to its materials composition, product design and fabrication processes for the production of GRADIUM products.

         The Company's initial products are a line of loose optical components for "simple" optical products (products with one to three lens elements and simple mounts, as opposed to products with many lens elements and complex housing or alignment requirements). The Company believes that designers of simple optical products will be able to incorporate GRADIUM lenses into their products without substantial redesign or retooling. The Company believes that laser applications present a market for its loose optical components, and intends to concentrate its initial product development and marketing efforts on that market segment. Lasers are presently used extensively in a broad range of consumer and commercial products, including fiber-optics, robotics, barcode reading, document reproduction and audio and video compact disc machines.

         In addition to broad-based marketing of laser components, the Company also will seek contracts with original equipment manufacturers ("OEMs") to design and produce complex, proprietary optical products incorporating GRADIUM. The Company expects initially to target OEMs in emerging industries, such as multimedia and telecommunications, which the Company believes may be more inclined to incorporate GRADIUM lenses in the development of their next-generation products, and perform-oriented industries, such as medical instruments, which are seeking to optimize performance of existing optical products. The Company has produced prototype lenses for several OEMs, but these relationships have not yet yielded commercial sales and there can be no assurance that any of them will mature to the commercial production phase or produce significant revenues for the Company. Further development of GRADIUM will be necessary for certain of these uses.

     Since its inception in 1985, the Company has been engaged in basic research and development and only recently began to focus on product development. The Company received its first revenues from product sales in 1994, which were generated by catalog sales to researchers. The Company believes that most of its product sales to date have been to persons evaluating the commercial application of GRADIIJM or using the products for research and development The Company intends to offer standard, computer-based profiles of GRADIUM that engineers can use for product design. Further development is necessary to expand the Company's available standard profiles and to add additional GRADIUM glass families required for certain optics applications. The Company conduces to develop new GRADIUM materials with various refractive index profiles. The Company's marketing efforts are still in the early stage, and it will need to devote substantial effort and resources to develop its marketing organization, to educate optical designers in the various markets of GRADIUM's advantages over alternative lens materials, and to obtain OEM product development contracts. The Company's insufficient capital has limited its production and marketing of GRADIUM products. The Company intends to expand its production and marketing of GRADIUM products upon completion of the IPO.

     The  Company  was   incorporated   in  Delaware  in  1992.   Its  corporate
headquarters are located at 6820 Academy Parkway East N.E., Albuquerque, New Mexico, 87109 and its telephone number is (505) 342-1100.


Securities Offered by the Company:           1,840,000  Units  consisting of one
                                             share  of Class A  Warrant  and one
                                             Class  B  Warrant  of the  Company.
                                             Each Class A Warrant is exercisable
                                             at any time on or  before  February
                                             22 , 2001 to purchase for $6.50 one
                                             share of Class A Common  Stock  and
                                             one  Class B  Warrant,  subject  to
                                             adjustment. Each Class B Warrant is
                                             exercisable  any time on or  before
                                             February 22 , 2001 to purchase  one
                                             share of Class A Common  Stock  for
                                             $8.75,  subject to adjustment.  The
                                             Warrants are subject to  redemption
                                             in certain circumstances. The Class
                                             A  Common  Stock  and  Class  A and
                                             Class B Warrants will be separately
                                             tradable immediately upon issuance.
                                             Unit  Purchase  Option to Blair for
                                             160,000  Units  for  $6.75 per unit
                                             during   the  three   year   period
                                             commencing  February 22, 1998. Each
                                             Unit consists of one share of Class
                                             A Common Stock,  one share of Class
                                             A  Warrant  and one Class B Warrant
                                             of the Company. See "Description of
                                             Securities."

Securities Offered Concurrently by Selling   839,000  Units consisting  of Class
Securityholders:                             A  Common  Stock;  839,000  Class B
                                             Warrants  issuable upon exercise of
                                             the Class A Warrants and  1,678,000
                                             shares  of  Common  Stock  issuable
                                             upon  exercise  of the  Class A and
                                             Class B Warrants.  See  "Concurrent
                                             Offering".

Common Stock Outstanding June 30,
1996(1)(3):

   Class A Common Stock                     2,722,191 shares(2)(4)

   Class E-1 Common Stock                   1,454,547 shares(3)

   Class E-2 Common Stock                   1,454,547 shares(3)

   Class E-3 Common Stock                      969,691shares(3)

Use of Proceeds                              The Company  intends to use the net
                                             proceeds received upon the exercise
                                             of  the   Warrants,   if  any,  for
                                             general   corporate   purposes  and
                                             working    capital    to    support
                                             anticipated     growth    including
                                             research and  development  programs
                                             and continuing product development.
                                             See "Use of Proceeds."

Risk Factors                                 The   securities   offered   hereby
                                             involve  a high  degree of risk and
                                             immediate  substantial  dilution to
                                             public investors.  An investment in
                                             the Units offered  hereby should be
                                             made    only    after   a   careful
                                             consideration  of the various risks
                                             which may  affect the  Company  and
                                             its operations. See "Risk Factors"

Nasdaq Symbols                               Units - LPTHU
                                             Class A Common Stock - LPTHA
                                             Class A Warrants - LPTHW
                                             Class B Warrants - LPTHZ

--------
(1) For a description of the voting and other rights of the Common Stock, see "Description of Securities--Common Stock."
(2) Does not include outstanding options at June 30, 1996 to purchase 155,578 shares of Class A Common Stock and 176,233 shares of Class E-1, 176,233 shares of Class E-2 and 117,487 shares of Class E-3 Common Stock which are exercisable at option exercise prices ranging from $5.50 to $51.56 per share and 12,297 shares of Class A Common Stock reserved for issuance upon future grants of options to be issued under the Company's stock option plans. See "Management--Stock Option Plans."
(3) The Class E-1 Common Stock, Class E-2 Common Stock and Class E-3 Common Stock (collectively, the "Class E Shares") will, on a class-by-class basis, automatically convert on a share-for-share basis into Class A Common Stock if and as the Company attains certain earnings levels or the market price of the Company's Class A Common Stock achieves certain targets with respect to each of the three separate classes. The Class E Shares will be redeemed by the Company for a nominal amount if such earnings levels or market price targets are not achieved. See "Description of Securities."
(4) Does not include an aggregate of 7,838,000 shares of Class A Common Stock issuable upon exercise of (i) the Unit Purchase Option and the Class A and Class B Common Stock Purchase Warrants underlying the Unit Purchase Option;
     (ii) the Class A Warrants and Class B Warrants forming part of the Units offered hereby, (iii) the 214,000 Class A Warrants issued to persons who converted debt into Common Stock of the Company prior to the IPO; (iv) the 625,000 Class A Warrants issued to holders of the Bridge Warrants; and (v) the 839,000 additional Class B Warrants issuable upon exercise of the Class A Warrants referred to in (iii) and (iv) above.See "Capitalization" and "Concurrent Offering".

                          Summary Financial Information
Statement of Operations Data:


                                                                                       Inception
                                                                                        (August
                                                                                   23, 1985) Through
                                   June 30,                    September 30,          September 30,
                            1996            1995           1996            1995           1996
                            ----            ----           ----            ----        -----------
Revenues ...........   $    200,444    $    166,465    $    123,470    $     30,128    $    512,858
Costs and expense ..      2,787,894       2,523,705         922,380       1,174,086      21,021,342
Net (loss) .........     (2,914,905)     (2,789,580)       (757,129)     (1,234,838)    (22,228,619)
Net (loss) per share
(1).................   $      (1.98)   $      (3.95)   $      (0.28)   $      (1.65)           --
Weighted average
number of common
shares and common
share equivalents
outstanding(1)......      1,471,006         705,580       2,735,287         748,898            --
                       ------------    ------------    ------------    ------------    ------------


                                                 September 30,
                                                 -------------
Balance Sheet Data:              June 30, 1996       1996
                                 -------------       ----
Total assets .............        $ 5,210,804    $ 4,421,467

Total liabilities.........            666,443        623,816

Stockholders' equity......          4,505,574      3,758,987

----------
(1) The shares of Class E Common Stock are excluded from the computation of net loss per share.

See notes to the Financial Statements.

                                  RISK FACTORS

         An investment in the Securities offered hereby involves a high degree of risk and should only be made by investors who can afford the loss of their entire investment. Prospective investors, prior to making an investment decision, should give careful consideration, in addition to the other information contained in this Prospectus, to the following risk factors.

         Development Stage Company; Accumulated Deficit, Working Capital and Capital Deficiency; Limited Operating History. The Company's predecessor commenced operations in 1985, and the Company has been a development stage company throughout its existence. To date, the Company's primary activities have been basic research and development. From inception until June 30, 1996, the Company recognized revenues of $389,388 and had an accumulated deficit of ($14,214,226). For the year ended June 30, 1996, the Company recognized revenues of $200,444 and had a net loss of ($2,914,905). The Company's products are at an early stage of development and the Company believes that its product sales to date are to parties evaluating the commercial application of GRADIUM or using the products for research and development, but not for commercial usage. While the Company has been engaged in some marketing efforts over the past few years that have resulted in some collaborative arrangements or purchases by parties considering incorporating GRADIUM in their product designs, these efforts have not resulted in material sales revenues. The Company has continued to operate at a deficit and expects to continue to operate at a deficit for fiscal year 1997 and until such time, if ever, as the Company's operations generate sufficient revenues to cover its costs. The likelihood of the success of the Company must be considered in light of the delays, uncertainties, difficulties and risks inherent in a new business, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, manufacturing, marketing and competition, and additional costs and expenses that may exceed current estimates. There can be no assurance that revenues will increase significantly in the future or that the Company will ever achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         Independent Auditor's Report as to Company's Ability to Continue as a Going Concern. The Company has received a report from its independent auditors that includes an explanatory paragraph regarding uncertainty as to the ability of the Company to continue as a going concern. Among the factors cited by the accountants as raising substantial doubt as to the Company's ability to continue as a going concern are that the Company is in development stage, has incurred operating losses, is in default on certain debt obligations, and has a working capital deficiency and capital deficiency. The Company may incur losses for the foreseeable future due to the significant costs associated with the development, manufacturing and marketing of its GRADIUM products and due to the continued research and development activities that will be necessary to further refine the Company's technology and products and to develop products with additional applications. The Company expects that the proceeds from the IPO will enable it to fund its operations for fiscal year 1997. See "--Anticipation of Operating Losses; Need for Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Financial Statements--Report of Independent Auditors" and "Business--Research and Development."

         Anticipation of Operating Losses; Need for Additional Financing. The Company anticipates continuing to incur substantial operating losses for fiscal year 1997 and until such time, if ever, as the Company's operations generate sufficient revenues to cover its costs. The Company expects to incur substantial expenses principally as the result of the various costs associated with the Company's continuing research and development to expand its product line, capital expenditures for scale-up of manufacturing and implementation of a sales and marketing program and distribution channels, recruitment and training of personnel and other operating activities. The Company's potential receipt of revenues from product sales are subject to substantial contingencies, and there can be no assurances concerning the timing and amount of future revenues from product sales, if any. The Company anticipates that the net proceeds from the IPO will be sufficient to finance the Company's working capital requirements for at least fiscal year 1997, although the Company's capital requirements are subject to numerous contingencies associated with development stage companies. The Company's capital requirements after such period will depend on the extent that GRADIUM becomes commercially accepted and the Company's marketing program is successful in generating sales sufficient to sustain its operations. There can be no assurance that the Company will generate sufficient revenues to fund its operations. The Company may be required to seek additional financing in the event of delays, cost overruns, unanticipated expenses including those associated with a company in an early stage of development and damages which may be payable from lawsuits (see "Business--Legal Proceedings"), or in the event the Company does not realize anticipated revenues. The Company has no commitments from others to provide additional financing, and there can be no assurance that any additional financing will be available if needed or, if available, will be on terms acceptable to the Company. In the event such necessary financing is not obtained, the Company's operations will be materially adversely affected and the Company will have to cease or substantially reduce operations. Any additional equity financing may be dilutive to stockholders, and debt financings, if available, may involve restrictive covenants. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Early Stage of Development of Proposed Products; Need for Market Acceptance. To date, the Company's primary activity has been basic research and development of glass material properties. The Company's current line of GRADIUM products has not been widely sold or marketed. While the Company believes its existing products are commercially viable, market feedback may require the Company to further refine these products. Development of additional product lines will require significant further research, development, testing and marketing prior to commercialization. In particular, the Company's lens technology will require substantial further refinement to develop products capable of correcting chromatic optical applications, which is required for many optical product applications. See
"Business--Research and Development." There can be no assurance that any proposed products will be successfully developed, demonstrate desirable optical performance, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed. In order for its products to achieve commercial acceptance, the Company must educate the optical components markets to create product awareness and demand, and, in large part, persuade potential customers to redesign existing products and retool existing assembly processes in order to substitute GRADIUM for existing materials. There can be no assurance that the Company can accomplish the foregoing to the extent necessary to develop market acceptance. See "Business."

         Uncertainty of Commercialization of the Company's Technology; Limited Number of Potential Customers Testing the Company's Technology. The Company's existing products have not yet achieved commercial acceptance. To date, the only product revenues received by the Company are from parties evaluating the commercial application of the Company's products or using the products for research and development activities, and purchases have not reached commercial quantities. Most of the Company's sales have been to a catalog distributor that, until such arrangement was recently terminated, had the exclusive right to distribute the Company's products. While the Company has no agreement with the catalog company with respect thereto, it anticipates continuing its relationship with the distributor on a non-exclusive basis. See "Business--Product Applications." Although the Company is engaged in negotiations and discussions with other potential customers, there can be no assurance that any such discussions will lead to development of commercially viable products or significant revenues for the Company, or that any existing or developed products will attain sufficient market acceptance to generate significant revenues. In order to persuade potential customers to purchase GRADIUM products, the Company will need to overcome industry resistance to, and suspicion of, gradient lens technology that has resulted from previous failed attempts by various researchers and manufacturers to develop a repeatable, consistent process for producing lenses with variable refractive indices. The Company must also satisfy prospective customers that it will be able to meet their demand for GRADIUM products, since the Company will be the sole supplier and licenser. The Company does not have a proven track record as a manufacturer and, even after the IPO, will not have a substantial net worth. There can be no assurance that the Company can accomplish the foregoing to the extent necessary to develop market acceptance. Prospective customers will need to make substantial expenditures to redesign products to incorporate GRADIUM lenses. There can be no assurances that companies will view GRADIUM's benefits as sufficient to warrant such design expenditures. Additionally, GRADIUM may be cost effective for only high-end uses which require multiple lenses or the increased performance that the Company believes GRADIUM provides. See "Business."

         Dependence on Key Personnel, Need for Additional Personnel. The operations of the Company depend to a significant extent upon the efforts of Leslie A. Danziger, the Company's Chairman of the Board and President, who conceived the Company's technology and strategic plan and who is substantially responsible for planning and guiding the Company's direction. In addition, the Company's success depends upon the contributions of Louis P. Wagman and Donald
E. Lawson, the Company's Executive Vice Presidents, whose respective responsibilities for the Company's strategic planning and operations are very substantial. Each of the foregoing officers has an employment agreement with the Company that provides, among other things, for severance compensation in certain events. See "Management-- Executive Compensation." The loss of any of these key employees would adversely affect the Company's business. The Company has obtained key employee life insurance policies in the amount of $3,000,000 on the life of Ms. Danziger and $1,000,000 each on the lives of Messrs. Wagman and Lawson. See "Management." The Company had twenty-one employees by June 30, 1996. See "Business--Sales and Marketing."

         Competition. The optical lens and components markets are intensely competitive and numerous companies, substantially all of which have greater financial and other resources than the Company, provide products and services that compete with those offered by the Company. The Company competes with manufacturers of conventional spherical lens products and aspherical lens products, producers of optical quality glass and other developers of gradient lens technology and products. In the markets for conventional and aspheric lenses, the Company will be competing against, among others, established international industry giants. Many of these companies also are primary customers for optical components, and therefore have significant control over certain markets for the Company's products. The Company is aware of other companies that are attempting to develop radial gradient lens technology, and it is possible that other companies are attempting to develop axial gradient lens technology similar to the Company's technology. There can be no assurance that existing or new competitors will not develop technologies that are superior to or more commercially acceptable than the Company's technology and products. See "Business--Competition."

         Limited Marketing and Sales Capabilities; Fragmented Market. The Company's operating results will depend to a large extent on its ability to educate the various industries utilizing optical glass about the advantages of GRADIUM and to market GRADIUM products to the participants within those industries. The Company currently has very limited marketing capabilities and experience and needs to hire additional sales and marketing personnel and develop a sales and marketing program and sales distribution channels. The Company has only recently hired a sales manager. The Company will use a portion of the proceeds of the IPO to develop its sales and marketing program and recruit personnel. See "Use of Proceeds." In addition, while the Company has developed a preliminary marketing plan, there can be no assurance that the plan will be implemented or, if implemented, will succeed in creating sufficient levels of customer demand for the Company's products. The markets for optical lenses and components are highly fragmented. Consequently, the Company will need to target particular segments in which it believes it may have the most success. It may be very difficult for the Company to penetrate any particular market segments, and any attempt will require a substantial, but unknown, amount of effort and resources. The fragmented nature of the market may impede the Company's ability to achieve commercial acceptance for its products. The
Company's success will depend in great part on its ability to develop and implement a successful marketing and sales program. There can be no assurance that any marketing and sales efforts undertaken by the Company will be successful or will result in any significant sales of the Company's products. If the sales and marketing efforts implemented by the Company do not generate expected revenues, the Company may be required to seek additional financing or alter its business plan. See "Business--Sales and Marketing."

         Dependence on Patents and Proprietary Technology. The Company's success will depend, in part, on its ability to obtain protection for its products and technologies under United States and foreign patent laws, to preserve its trade secrets, and to operate without infringing the proprietary rights of third parties. There can be no assurance that patent applications relating to the Company's products or potential products will result in patents being issued, that any issued patents will afford adequate protection to the Company or not be challenged, invalidated, infringed or circumvented, or that any rights granted thereunder will afford competitive advantages to the Company. Furthermore, there can be no assurance that others have not independently developed, or will not independently develop, similar products and/or technologies, duplicate any of the Company's product or technologies, or, if patents are issued to, or licensed by, the Company, design around such patents. There can be no assurance that patents owned or licensed by the Company and issued in one jurisdiction will also issue in any other jurisdiction. Furthermore, there can be no assurance that the Company can adequately preserve proprietary technology and processes that it maintains as trade secrets. See "Business--Patents and Other Proprietary Intellectual Property."

         Dependence on Others. The Company's strategy for the research, development and commercialization of certain of its products entails entering into various arrangements with corporate partners, original equipment manufacturers (OEMs), licensees and others in order to receive product sales and royalties and funds for product development. The Company may also rely on its collaborative partners to conduct research efforts, product testing and to manufacture and market certain of the Company's products. Although the Company believes that parties to any such arrangements would have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities may not be within the control of the Company. There can also be no assurance that the Company will be successful in establishing any such collaborative arrangements or that, if established, the parties to such arrangements will assist the Company in commercializing products. Presently the Company has entered into a development agreement with an endoscope manufacturer pursuant to which it has developed prototype lenses. There can be no assurance that the endoscope manufacturer will progress to a production phase or, if production commences, that the Company will receive significant revenues from this relationship. The Company recently terminated its agreement with a catalog company to distribute certain of its products on an exclusive basis. While the Company has no agreement with the catalog company with respect thereto, it anticipates continuing such relationship on a non-exclusive basis. There can be no assurance that these parties, or any future partners, will perform their obligations as expected or that any revenue will be derived from such arrangements.

         Limited Manufacturing Capability. The Company had minimal experience in manufacturing optical components. The Company had limited resources to manufacture products. The-Company has not manufactured on a commercial scale, and will need to expand its manufacturing facilities and personnel using proceeds  from the IPO to  scale-up  production.  In that  regard,  the  Company negotiated with respect to several locations for a new corporate headquarters and larger manufacturing facility in Albuquerque, New Mexico. See "Business--Property." Within the present 13,300 square foot facility, the Company believes that it can scale-up its manufacturing processes, there can be no such assurance and the Company may experience unanticipated delays, costs and/or logistical problems. See "Business--Manufacturing."

         Product Liability Exposure. The sale of the Company's optical products will involve the inherent risk of product liability claims against the Company. The Company currently does not maintain product liability insurance coverage, but intends to procure such insurance in the future. Product liability insurance is expensive, subject to various coverage exclusions and may not be obtainable by the Company in the future on terms acceptable to the Company. Moreover, the amount and scope of any coverage may be inadequate to protect the Company in the event that a product liability claim is successfully asserted against the Company.

         Immediate and Substantial Dilution. Purchasers of the securities offered hereby will incur immediate substantial dilution in the per share net tangible book value of their Common Stock. Therefore, purchasers of the securities offered hereby will bear a proportionately greater risk of loss than the Company's current stockholders.

         Charge to Income in the Event of Conversion of Class E Common Stock In the event any shares of Class E Common Stock held by the stockholders of the Company who are officers, directors, employees or consultants of the Company are converted into shares of Class A Common Stock, compensation expense will be recorded for financial reporting purposes. Therefore, if the Company attains any of the earnings thresholds or the Company's Class A Common Stock meets certain minimum bid prices required for the conversion of the shares of Class E Common Stock, such conversion will be deemed additional compensation expense of the Company. Accordingly, the Company will, in the event of the conversion of the Class E Common Stock, recognize during the period in which the reportable earnings thresholds are met or such minimum bid prices obtained, what could be a substantial charge that would have the effect of significantly increasing the Company's reportable loss or reducing or eliminating reportable earnings, if any, at such time. Such charge win equal the fair market value of such shares on the date of release, which may be substantial Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities. Since Class E shares are not treated as outstanding for purposes of earnings per share calculations, the increase in the number of shares of Class A Common Stock upon conversion of any series of Class E Common Stock win negatively affect the Company's earnings per share. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Securities."

         Control by Present Stockholders; Voting Trust. Upon completion of the IPO, the Company's present stockholders will beneficially own 882,191 shares of Class A Common Stock, 1,454,547 shares of Class E-1 Common Stock, 1,454,547 shares of Class E-2 Common Stock and 969,691 shares of Class E-3 Common Stock, representing 32% of the outstanding Class A Common Stock, 100% of the combined outstanding Class E Common Stock, and 72.13% of the total combined voting power of all of the Common Stock to be outstanding after the IPO. As a result, acting in concert, the Company's present stockholders win be able to elect a majority of the Company's directors and otherwise control the Company's operations. In addition, certain stockholders of the Company holding approximately 27% of the total voting power have entered into a voting trust agreement. Additional stockholders may subsequently join the voting trust. Pursuant to the voting trust, Leslie A. Danziger, the Company's Chairman and President, is granted the authority to vote an of the shares subject to the voting trust on all matters that the Company's stockholders are entitled to vote. Accordingly, Ms. Danziger will likely be able to influence the election of the Company's directors and thereby direct the policies of the Company. See "Principal Stockholders" and "Description of Securities."

         Investigation of the Underwriter by the Securities and Exchange Commission. The Securities and Exchange Commission (the "Commission") is conducting an investigation concerning various business activities of the Underwriter and D. H. Blair & Co., Inc. ("Blair & Co."), a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. intends to make a market in the securities following the IPO. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

         Future Sales of Common Stock. All of the shares of Common Stock currently outstanding are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the
"Securities Act"), and under certain circumstances may be sold without registration pursuant to such rule. The Company's officers and directors and holders of substantially all of the shares of Class A Common Stock and options to purchase Common Stock outstanding prior to the IPO have agreed with the Underwriter not to offer, sell or otherwise dispose of any of their shares of Class A Common Stock or other securities issued by the Company for a period of 13 months after February 22,1996 without the prior written consent of the Underwriter. Upon expiration of such 13-month period, substantially all of the shares of Class A Common Stock will be eligible for resale under Rule 144. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing, market price of the Company's securities although any future sales of substantial amounts of securities pursuant to Rule 144 could adversely affect prevailing market prices. See "Principal Stockholders," "Description of Securities," "Shares Eligible For Future Sale," and "Management --Stock Option Plans."

         Dividends Unlikely. The Company has not paid any cash dividends on its Common Stock and does not intend to declare or pay cash dividends in the foreseeable future. The Company expects that it will retain all available earnings, if any, to finance and expand its business. See "Dividend Policy."

         Arbitrary Determination of Warrant Exercise Price. The exercise prices and other terms of the Warrants have been arbitrarily established by negotiation between the Company and Blair, the underwriter in the Company's IPO, and do not necessarily bear any relationship to the Company's asset value, net worth or financial condition of the Company or any generally recognized criteria of value and should not be regarded as an indication of any future market price of the Company's securities.

         Effect of Outstanding Options and Warrants. Upon completion of the IPO, the Company will have outstanding (i) 1,840,000 Class A Warrants to purchase an aggregate of 1,840,000 share of Class A Common Stock and 1,840,000 Class B Warrants; (ii) 1,840,000 Class B Warrants to purchase 1,840,000 shares of Class A Common Stock; (iii) the Selling Securityholders Warrants to purchase an aggregate of 839,000 shares of Class A Common Stock and 839,000 Class B
Warrants; (iv) the Unit Purchase Option to purchase an aggregate of 240,000 Units; and (v) outstanding options at June 30, 1996 to purchase an aggregate of 155,578 shares of Class A Common Stock, 176,233 shares of Class E-1, 176,233 shares of Class E-2 and 117,487 shares of Class E-3 Common Stock. The Company also has an additional 12,297 shares of Class A Common Stock reserved for issuance under its Omnibus Incentive

Plan and Amended and Restated Directors Stock Incentive Plan. In order for the Company to attract additional members of its Board of Directors, officers and employees, it may be necessary to obtain shareholder approval to add additional shares to its existing option plans or to promulgate new plans. For the respective terms of such Warrants, options and the Unit Purchase Option, the holders thereof are given an opportunity to profit from a rise n the market price of the Company's Class A Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and Warrants. The holders of the Warrants may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein. In addition, holders of the Unit Purchase Option have registration rights with respect to such option and the underlying securities. Exercise of the registration rights may involve substantial expense to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management--Stock Option Plans," and "Description of Securities."

         Potential Adverse Effect of Redemption of Warrants. Commencing February 22, 1997, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days' notice provided the average closing bid price (as defined herein) of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption exceeds $9.10, in the case of the Class A Warrants, or $12.25, in the case of the Class B Warrants (subject to adjustment in each case). Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Redeemable Warrants."

         Possible Adverse Effects of Authorization of Preferred Stock, Anti-Takeover Provisions. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. In addition, the Company's Certificate of Incorporation requires a super majority vote of stockholders to approve certain transactions, a classified Board of Directors and certain other provisions that may have the effect of discouraging a change of control of the Company. Further, the Company is subject to the provisions of Section 203 of the Delaware General Corporation Law which may have the effect of discouraging persons from pursuing a non-negotiated takeover of the Company and delaying or preventing certain changes of control. See "Management," "Principal Stockholders" and "Description of Securities."

         Limitation of Liability of Directors. The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, subject to limited exceptions. Although such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, the presence of these provisions in the Certificate of Incorporation could prevent the recovery of monetary damages against directors of the Company. See "Management--Limitation of Liability and Indemnification."

         Possible Restrictions on Market-Making Activities in Company's Securities. The Underwriter has advised the Company that Blair & Co. intends to make a market in the Company's securities. Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholders Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.

         Risk of Low-Priced Stock. If the Company's securities were delisted from Nasdaq (See "Risk Factors--Nasdaq Listing and Maintenance Requirements"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the IPO to sell any of the securities acquired hereby in the secondary market.

         The Commission adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest.

         If the Company's securities were subject to the existing or proposed rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

         Non-Registration in Certain Jurisdictions of Shares Underlying the Warrants; Need for Current Prospectus. The Class A Warrants and Class B Warrants constituting part of the Units offered hereby are detachable immediately from the Units and may be traded separately. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers may buy Units or the components thereof in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Class A Warrants or the Class B Warrants issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares and/or Class B Warrants to those persons desiring to exercise their Warrants unless and until the underlying securities could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. In addition, investors in the IPO will not be able to exercise their Warrants, unless at the time of exercise the Company has a current prospectus covering the shares of Class A Common Stock underlying the Warrants. No assurances can be given that the Company will be able to effect any required registration or qualification or maintain a current prospectus. See "Description of Securities--Redeemable Warrants."

         Nasdaq Listing and Maintenance Requirements. The Units, Class A Common Stock and Warrants are listed on Nasdaq. Under the rules for continued listing on Nasdaq, a company is required to maintain at least $2,000,000 in total assets, two market makers, a public float of at least $200,000 and a minimum bid price of $1.00 per share or, if the share price criterion cannot be met, $2,000,000 in capital and surplus and a public float of $1,000,000. Upon notice of a deficiency in one or more of the maintenance requirements, the Company would be given 90 days (30 days in the case of the number of market makers) to comply with the maintenance standards. Failure of the Company to meet the maintenance requirements of Nasdaq could result in the Company's securities being delisted from Nasdaq, with the result that the Company's securities would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau Incorporated. As a consequence of such delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Company's securities. Among other consequences, delisting from Nasdaq may cause a decline in the stock price, the loss of news coverage about the Company and difficulty in obtaining future financing.

         Stock Market Volatility. There have been periods of extreme volatility in the stock market, which in many cases were unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock. General market price declines or market volatility in the future could adversely affect the price of the Common Stock and the Warrants. In certain cases, volatility in the price of a given security can result from the short-term trading strategies of certain market segments. Such volatility can distort market value and can be particularly severe in the case of smaller capitalization stocks and immediately before or after an important corporate event such as a public offering.

                                 USE OF PROCEEDS

         Holders of Warrants are not obligated to exercise their Warrants and there can be no assurance that the Warrantholders will choose to exercise all of any of their Warrants. In the event that all of the 1,840,000 outstanding Class A Warrants (excluding the Remaining Security Holders and Unit Purchase Option) are exercised, the net proceeds to the Company would be $11,362,000, after deducting the Solicitation Fee. In the event that all of the 3,680,000 Class B Warrants outstanding and issuable upon the exercise of the outstanding Class A Warrants are exercised, (excluding the Remaining Security Holders and Unit Purchase Option), the Company would receive additional net proceeds of $30,590,000, after deducting the Solicitation Fee.

         The Company intends to use the net proceeds received upon the exercise of the Warrants, if any, for general corporate purposes and working capital to support anticipated growth including research and development programs and continuing product development.


                                 DIVIDEND POLICY

         The Company does not intend to declare or pay cash dividends on its Class A Common Stock (or any other securities) in the foreseeable future. The Company intends to retain all available earnings to finance and expand its business. Declaration of dividends in the future will be at the discretion of the Company's Board of Directors, which will review its dividend policy from time to time.


                       PRICE RANGE OF CLASS A COMMON STOCK

         The Company's Common Stock has been quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system under the symbol LPTHA since February 22, 1996.

         The Company estimates there were approximately 300 holders of record and approximately 1200 beneficial holders on August 15, 1996. The Company has not paid dividends in the past and does not intend to pay cash dividends in the foreseeable future. Declaration of dividends will be at the discretion of the Board of Directors.

         The following table sets forth the range of high and low bid prices for the Class A common stock for the periods indicated, as reported by NASDAQ, the principal system or exchange on which such securities are quoted or traded.


                                                     Class A
                                                     Common Stock
     For periods noted                               High     Low
     ------------------------------------------------------------
     February 22, 1996 to
           March 31, 1996                            $ 5      $ 4

         Quarter ended June 30, 1996                 $ 6.5    $ 4.63

         Quarter ended September 30, 1996            $ 6.5    $ 4.75

                                 CAPITALIZATION
         The following table sets forth the actual capitalization of the Company as of September 30, 1996 and to reflect the conversion of Class A and Class B Warrants. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                             September 30, 1996
                                                          ----------------------------------------------------------
                                                                                                  Further Adjusted
                                                               Actual          Adjusted for A       for A and B
                                                                                Warrants (1)        Warrants (2)
                                                          ----------------------------------------------------------
Class E-1 Common Stock, $.01 par value, 2,000,000              $14,499            $14,499             $14,499
shares authorized, 1,449,942 shares issued and
outstanding (4)

Class E-2 Common Stock, $.01 par value, 2,000,000              $14,499            $14,499             $14,499
shares authorized, 1,4449,942 shares issued and
outstanding (5)

Class E-3 Common Stock, $.01 par value, 1,500,000              $ 9,666            $ 9,666             $ 9,666
shares authorized, 966,621 shares issued and
outstanding (6)

Preferred Stock, $.01 par value, 5,000,000 shares                 0                  0                   0
authorized, none issued

Class A Common Stock, $.01 par value, 34,500,000               $27,414            $45,814             $ 82,614
shares authorized; 2,741,291 shares issued and
outstanding; 4,581,291and  8,261,291 shares issued
and outstanding as adjusted for A Warrants and A
and B Warrants (3)

Additional paid in capital                                   $18,702,928        $30,046,528         $60,599,728
(Deficit) accumulated during the development stage          $(14,971,355)      $(14,971,355)       $(14,971,355)
                                                            -------------      -------------       -------------


Total Stockholders' Equity (Capital Deficiency)              $ 3,758,987        $15,120,987         $45,710,987
                                                            -------------      -------------       -------------
Total Capitalization                                         $3,797,651         $15,159,651         $45,749,651
                                                            =============      =============       =============

(1) Gives effect to the exercise of 1,840,000 Class A Warrants (excludes the Remaining Selling Securityholders) at $6.50 per Class A Warrant, net of solicitation fee.
(2) Gives effect to the exercise of 3,680,000 Class B Warrants outstanding and issuable upon the exercise of the outstanding Class A Warrants (excludes the Remaining Selling Securityholders and Unit Purchase Option) at $8.75 per Class B Warrant, net of solicitation fee.
(3) Unless otherwise indicated, the number of outstanding shares of the Company's Class A Common Stock referenced in this Prospectus does not include (i)5,520,00 shares of Class A Common Stock issuable upon exercise of the Company's outstanding publicly-held Class A Warrants and Class B Warrants (ii)640,000 shares of Class A Common Stock issuable upon exercise of the Unit Purchase Option (and the underlying Class A Warrants and Class B Warrants); (iii) 1,678,000 shares of Class A Common Stock issuable upon exercise of Class A Warrants and Class B Warrants issued to persons who purchased Bridge Warrants or previously loaned the Company money in anticipation of a public offering, and (iv) 155,578 shares of Class A Common Stock and 176,233 shares of Class E-1, 176,233 shares of Class E-2 and 117,487 shares of Class E-3 Common Stock issuable upon exercise of outstanding stock options. See "Principal Stockholders," and "Description of Securities."
(4) Does not include 176,233 shares issuable upon exercise of outstanding options.
(5) Does not include 176,233 shares issuable upon exercise of outstanding options.
(6) Does not include 117,487 shares issuable upon exercise of outstanding options.

                             SELECTED FINANCIAL DATA

         The selected financial data set forth below for the years ended June 30, 1996 and 1995 have been derived from the financial statements of the Company, which together with the notes thereto and the related report of Ernst & Young LLP, are included elsewhere in this Prospectus. The selected financial data as of and for the three -month period ended September 30, 1996 and September 30, 1995 are derived from the Company's unaudited financial statements. The Company's unaudited financial statements include all adjustments, consisting of only normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended September 30, 1996 are not necessarily indicative of the results that may be expected for future periods. The selected financial data set forth below should be read in conjunction with the financial statements of the Company and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

Statement of Operations Data

                                                                                                       Inception
                                                                             Three Months           August 23, 1985
                                                  Year Ended                    Ended                  through
                                                     June 30,                September 30            September 30,
                                              1996          1995         1996            1995            1996
                                              ----          ----         ----            ----        -----------
Revenues                                   $  200,444   $   166,465     $123,470        $30,128        $512,858

Costs and Expenses                          2,787,894     2,523,705      922,380      1,174,086      21,026,342

Net (loss)                                 (2,914,905)   (2,789,580)    (757,129)    (1,234,838)    (22,228,619)

Net (loss) per share (1)                        (1.98)        (3.95)       (0.28)         (1.65)             -

Weighted average number of common
shares and common share equivalents         1,471,006       705,580    2,735,287        748,898              -
outstanding (1)

Balance Sheet Data:



                                       September 30,
                                       -------------
                       June 30, 1996       1996
                       -------------       ----

Total assets          $ 5,210,804       $ 4,421,467

Total liabilities         666,443           623,816

Stockholders' equity    4,505,574         3,758,987




(1) The Class E shares are excluded from the computation of net (loss) per share.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operation

General

         The Company is a development stage company that has only recently begun to generate limited revenues from the sale of its GRADIUM products. Since 1985, the Company has been engaged in research and development relating to the discovery and patenting of GRADIUM and processes to manufacture GRADIUM. The Company began to recognize revenues from product sales in the fiscal year ending June 30, 1995. The Company believes that most of its product sales to date have been to persons evaluating the commercial application of GRADIUM or using the products for research and development, but not for commercial usage. From inception through June 30, 1996, the Company has sustained cumulative losses of ($21,471,490). These losses have resulted from substantial expenditures in connection with research and development and general and administrative expenses, including legal and professional fees. During the ten year period from 1985 to 1996, the Company and its predecessors raised approximately $16 million of private investment capital for basic research and development and other operating expenses.

Plan of Operation

         During fiscal year 1997, the Company plans to utilize proceeds from the IPO to incur substantial research and development costs of approximately $700,000 due to continuing research of materials composition, design and production process optimization, development of new GRADIUM profiles and product development. The Company also budgeted for the 1997 fiscal year, $3,700,000 in general and administrative costs associated with the scale-up of manufacturing operations, creation of a marketing and sales organization, programs and distribution channels, recruitment and training of personnel and other operating activities. The Company incurred capital expenditures of approximately $280,000 from the date of the IPO through June 30, 1996, and additional capital expenditures of approximately $800,000 are planned for administrative, research and development and manufacturing equipment during the 1997 fiscal year. The Company believes that the IPO proceeds will be sufficient to cover the fiscal year operating and capital budget. At this time, the Company has no plans to raise additional funds in fiscal year 1997.


Results of Operations

Year ended June 30, 1996 compared with the year ended June 30, 1995

         Revenue totaled $200,444 for the year ended June 30, 1996, an increase of $33,979 or 20% over the comparable period last year. The increase was attributable to greater product development fees from an OEM. The development phase of the OEM project is nearing completion and the Company does not anticipate additional revenue from this phase of the project. Cost of sales was $18,563, 56% of product sales, a decline of approximately $123,000 over the comparable period in which cost of sales exceeded product revenue. Administrative costs increased $473,147 or 35% primarily due to fourth quarter staff additions which increased salaries approximately $245,000 during the quarter, and accretion costs for the bridge financing obtained in November 1995. Research and development costs decreased $29,091 for the year but during the fourth quarter approximately $50,000 was expended. Use of research personnel and consultants were reduced during the year due to limited resources prior to the IPO. It is anticipated that research costs will increase to approximately $150,000 a quarter in fiscal year 1997 as personnel are hired to continue research and development efforts. Costs related to unearned compensation from incentive stock options decreased $56,825 for the year. The Company has no additional unearned compensation from incentive stock options to amortize in future periods. The net variances resulted in an increase in total operating costs of $264,189.

         Investment income increased $71,003 due to the interest earned on the IPO proceeds. Interest expense decreased $33,882 for the year, due to the repayment or conversion of bridge loans and other interest bearing notes with IPO proceeds.

         Net loss totaled $2,914,905, an increase of $125,325 or 4% from the comparable period last year. The increase in net loss was attributable to an increase in administrative costs of $387,231, offset by improved gross margin of $157,021 and other income/expense of $104,885. Net loss per share of $1.98 was an improvement of $1.97 from the prior year due to increased gross margin of $.11 and other income/expense of $.07, offset by the increase in administrative costs of $.26. The remaining $2.05 gain was due to the increase in weighted common stock resulting from the IPO.

Three months ended September 30, 1996 compared with three months ended September 30,1995

         Revenue totaled $123,470 for the three months ended September 30, 1996, an increase of $93,342, over the comparable period last year. The increase was attributable to an additional $81,000 in product development fees and an additional $12,000 in lens sales. The new sales were derived from government funded subcontracts in the area of solar energy to allow satellites to produce their own power and the next generation of multiplexing devices used in conjunction with optical fiber. The total award of the subcontracts was $285,000. The Company did not enter into any new OEM projects during the quarter. Cost of sales approximated product sales due to shipment of samples, outside finishing expenses, and the low volume of inventory production. It is anticipated that with increased volume the cost of production will decrease. Administrative costs increased $368,876 or 126% primarily due to the addition of personnel in all areas, sales and marketing, administration and operations along with increased overhead in these areas as a result of an expected scale-up of operations. Research and development costs increased from $12,570 to $246,943. The research department staff has increased to 4.5 full time equivalents, which were hired to continue the Company's research and development efforts in the area of new glass families. There were no costs related to unearned compensation from incentive stock options during the current quarter representing a decrease of $867,642 for the period.

         Investment income increased $42,588 due to the interest earned on temporary investments. Interest expense decreased approximately $90,000 due primarily to the conversion of debt to equity in conjunction with the completion of the Company's IPO.

         Net loss of $757,129 was a decrease of $477,709 from the comparable period last year due to the increased gross margin $80,655, decrease of $867,642 in unearned compensation and the increase in other income of $132,661. These gains were offset by the increase in selling, general and administrative costs $368,876 and research and development $234,373. Net loss per share of $.28 was an improvement of $1.37 due to increased gross margin $.03, the decrease unearned compensation $.32 and the increase in other income $.05, offset by the increase in selling, general and administrative costs $.13 and research and development and other expenses $.09. The remaining $1.19 gain was due to the increase in weighted common stock due to the IPO.

Financial Resources and Liquidity

         LightPath had financed its operations through private placements of equity, borrowings or debt until February 1996 when the IPO generated net proceeds of approximately $7,200,000. The Company expects to continue to incur losses until such time, if ever, as it obtains market acceptance for its product at selling prices and volumes which provide adequate gross profit to cover operating costs. The Company has budgeted its cash requirements for fiscal 1997 at $3,700,000 a substantial increase due to the implementation of a sales program, additional personnel and overhead costs as detailed in the "Plan of Operations". Cash required for operating and research activities in fiscal 1996 were approximately $2,300,000. In addition, the Company plans to expend $700,000 to continue its research and development efforts and to purchase $800,000 in capital equipment to expand its manufacturing facilities during fiscal year 1997. During fiscal 1996 the Company incurred approximately $280,000 in capital equipment.

         During the first quarter the Company's actual cash requirements were approximately $280,000 under this budget. In addition, the Company budgeted
$700,000 for fiscal 1997 to continue its research and development efforts. During the first quarter the Company's actual cash requirements for research and development equaled this budget. The Company also budgeted $800,000 primarily to be used for equipment to expand its manufacturing facilities during fiscal year 1997. During first quarter the Company incurred approximately $210,000 in capital equipment and patent costs. The Company anticipates purchasing approximately $170,000 in capital equipment and patent costs by December 31, 1996.

         The Company believes that IPO proceeds will be sufficient to cover the fiscal 1997 operating and capital budget. The Company's capital requirements after such period will depend on the extent that GRADIUM becomes commercially accepted and the Company's sales program is successful in generating sales sufficient to sustain its operations. There can be no assurance that the Company will generate sufficient revenues to fund its operations or that the Company will successfully commercialize its GRADIUM products. In addition, the Company may be required to seek additional financing or alter its business plan in the event of delays, cost overruns or unanticipated expenses associated with a company in the development stage. The Company currently has no credit facility with a bank or other financial institution. There also can be no assurance that any additional financing will be available if needed, or, if available, will be on terms acceptable to the Company. In the event necessary financing is not obtained, the Company will be materially adversely affected and have to cease or substantially reduce operations.

         The shares of Class E common stock have the characteristics of escrowed shares; therefore, shares owned by key officers, employees, directors or consultants of the Company are subject to variable plan compensation accounting. In the event the Company attains any of the earnings thresholds of the Company's Class A common stock meets certain minimum market prices required for conversion of Class E common stock into Class A common stock, the Company will be required to recognize compensation expense in the periods in which the stated criteria for conversion are probable of being met.

         Effective April 1, 1996, the Company entered into a five year lease agreement for a 13,300 square foot manufacturing and office facility in Albuquerque, New Mexico at a monthly cost of $6,500 for the first three years, increasing to $6,900 monthly in the last two years. The Company has relocated its staff and manufacturing equipment as of this date. No significant costs were incurred in the move. The Company incurred capital expenditures of approximately $280,000 from the date of the IPO through June 30, 1996, and additional capital expenditures of approximately $800,000 are planned for administrative and manufacturing facilities during the 1997 fiscal year.

         Since the Company has principally been engaged in basic research and development of its products, it has not been significantly impacted by inflation. The Company does not believe that seasonality will have a significant impact on its business.


                                    Business

General

         LightPath Technologies, Inc. (the "Company") is a development stage enterprise engaged in the research, development and production of GRADIUM(TM) glass. GRADIUM is an optical quality glass material with varying refractive indices, capable of reducing optical aberrations inherent in conventional lenses and performing with a single lens tasks performed by multi-element conventional lens systems. The Company believes that GRADIUM lenses provide advantages over conventional lenses for certain applications. By reducing optical aberrations, the Company believes that GRADIUM lenses can provide sharper images, higher resolution, less image distortion, a wider usable field of view and a smaller focal spot size. By reducing the number of lenses in an optical system, the Company believes that GRADIUM can provide more efficient light transmission and greater brightness, lower production costs, and a simpler, smaller product. While the Company believes that other researchers have sought to produce optical quality lens material with the properties of GRADIUM, the Company is not aware of any other person or firm that has developed a repeatable manufacturing process for producing such material on a prescribable basis. LightPath has been issued ten patents and has filed pending patent applications related to its materials composition, product design and fabrication processes for the production of GRADIUM products. The Company continues to develop new GRADIUM materials with various refractive index and dispersion profiles.

         LightPath was incorporated under Delaware law in June 1992 as the successor to LightPath Technologies Limited Partnership, a New Mexico limited partnership (the "Partnership") formed in 1989, and its predecessor, Integrated Solar Technologies Corporation, a New Mexico corporation ("ISOTEC") organized in 1985. The Company's initial objective in 1985 was to improve solar energy technology by creating optical material that could efficiently bend light from varying angles in order to track the path of the sun across the sky. In 1987, the Company realized that its early discoveries had much broader application, and expanded its focus to imaging optics applications. On February 22, 1996 the company completed an initial public offering ("IPO") for sale of 1,840,000 units, each unit consisting of one share of Class A common stock, one Class A warrant and one Class B warrant at a price of $5.00 per unit.

         Since its inception in 1985, the Company has been engaged in basic research and development and only recently began to focus on product development. The Company believes that most of its product sales to date have been to persons evaluating the commercial application of GRADIUM or using the products for research and development. The Company is offering standard, computer-based profiles of GRADIUM that engineers can use for product design. Further development is necessary to expand the Company's available standard profiles and to add additional GRADIUM glass families required for certain optics applications.

         LightPath has developed a patented process for producing an optical quality material, GRADIUM, with an "axial" gradient refractive index (i.e., the index gradient runs parallel to the optical lens axis, rather than perpendicular or "radial"). GRADIUM is produced by inter-diffusing the atomic constituents of different glass compounds into one material with the prescribed optical profile throughout. GRADIUM profiles with large or small changes in refractive index can be prescribed and achieved with precision, and GRADIUM lenses can be produced across a large diameter range (currently 4mm-50mm). Unlike aspheres, GRADIUM lenses can be finished using conventional spherical surface grinding and polishing techniques. Each piece of GRADIUM can contain the properties of a number of conventional optical glasses combined into one, thus allowing a simple spherical lens to correct spherical aberrations or perform more complicated "multi-element lens system" functions with a single lens.

         By reducing optical aberrations, GRADIUM lenses can provide sharper images, higher resolution, less image distortion, a wider usable field of view and a smaller focal spot size. By reducing the number of lenses in an optical system, GRADIUM should provide more efficient light transmission and greater brightness, lower production costs, and a simpler, smaller and lighter product. Although the Company's present GRADIUM products are designed for monochromatic applications (e.g., lasers), the Company believes that GRADIUM may be developed for high performance white light applications such as endoscopes or high precision microscopes. GRADIUM's unique properties will allow the Company to develop products for markets that emphasize performance, as well as markets that emphasize efficiency (by reducing conventional lens count or as a substitute for more expensive aspheres).


Business Strategy

         In an attempt to achieve more rapid sales, the Company initially intends to emphasize laser products that it believes may have the greatest immediate commercial impact with the least initial investment. Lasers are presently used extensively in a broad range of consumer and commercial products, including fiber-optics, robotics, bar-code reading, document reproduction and audio and video compact disc machines. Generally, optical designers can substitute GRADIUM components included in the Company's standard line for existing laser lens elements. Because GRADIUM can concentrate light transmission into a much smaller focal spot than conventional lenses, the Company believes that GRADIUM has the ability to improve laser performance. The Company's strategy will be to target key laser market niches and establish the necessary products and partnership alliances to sell into Europe and Asia as well as the U.S. market. In addition to laser applications, loose optical components can easily be substituted into many simple products. The Company intends to provide a standard line of GRADIUM profiles for broad-based sales to optical designers developing particular systems for original equipment manufacturers ("OEMs") or in-house products.

         Because complex systems contain many optical components, and GRADIUM lenses can be utilized to reduce the number of lens elements in such systems, the Company believes that GRADIUM lenses can simplify the design and improve the performance of complex optical systems. However, design and production of an optical product is a lengthy process, and it could take years for producers to redesign complex optical systems using GRADIUM, reconfigure the product housing, re-engineer the assembly process and commence commercial quantity orders for GRADIUM components. Accordingly, the Company intends to focus its marketing efforts on niche emerging industries, such as multimedia and telecommunications, that are designing for next-generation optical systems, and performance driven industries, such as medical instruments, that are seeking to optimize performance of existing optical products. The Company believes OEM relationships may improve the Company's technology base by evolving into more sophisticated research and products, although there can be no assurances in this regard. The Company's existing OEM relationships include the development of prototype lenses for a leading manufacturer of endoscopes and the optimization of a high performance rifle scope for a gunsight manufacturer.

         The Company has targeted various optoelectronic industry market niches and is currently developing additional GRADIUM products and key strategic relationships that potentially could impact this large growth area. The Company believes that GRADIUM can provide industry wide solutions to optoelectronic problems of light gathering, packaging and alignment.

         The Company intends to engage in promotional and educational activities concerning GRADIUM so that optical engineers from the numerous, high performance optics markets become familiar with GRADIUM and its properties. The Company presently has five standard profiles of GRADIUM that engineers can use for product design, and is continuing to develop more profiles. In addition, using customers' designs, the Company intends to provide the lenses or lens blanks with the profiles necessary to perform the desired function. The Company's GRADIUM profiles are compatible with established software design programs utilized by optical designers, enabling designers to integrate GRADIUM into their designs. While this enables designers to incorporate GRADIUM into their product design, the Company must create awareness of GRADIUM so that designers will utilize GRADIUM in their designs. If a standard GRADIUM profile is not suited for a specific design, LightPath may create a custom GRADIUM profile for the customer. The Company's objective is that optical designers will learn from information furnished by the Company that GRADIUM can provide them with additional flexibility and design freedom to create optical products more efficiently and with enhanced performance.

Sales and Marketing

         The Company's primary marketing objectives are to target specific OEM customers, to promote direct sales to the laser market and to promote product awareness by educating the various optics markets about the advantages of GRADIUM. The Company's limited revenues and financing prior to the IPO had been applied primarily to research and development, consequently, LightPath and GRADIUM are largely unknown.

         The optics industry is characterized by extensive product diversity and varying levels of product maturity. Products range from consumer (e.g., cameras, copiers) to industrial (e.g., lasers), from products where the lenses are the central feature (e.g., telescopes, microscopes) to products incorporating lens components (e.g., robotics, semiconductor production equipment). As a result, the market for the Company's products is highly segmented and no single marketing approach will allow the Company to access all available market segments. Accordingly, the Company will selectively focus in specific laser and optoelectronic niches that provide the best opportunity for market penetration. However, all optical products are restricted by the same design constraints and technological shortcomings of conventional optical technology and materials.

         Because the optics industry is so segmented the Company plans to utilize the Internet as a vehicle for promotion of GRADIUM. "Light.Net" is an Internet sight where interested persons may presently obtain information on the Company and GRADIUM, and order products from our catalog. In addition the Company will develop a computer-based instructional program to answer frequently asked questions about GRADIUM and provide technical information about product applications for customers, suppliers and interested individuals. The Company has placed, and will continue to place, print media advertisements in various trade magazines and will be participating in appropriate trade shows.

         The Company continues to develop a network of selected independent optical engineering firms which it has named LightPath-Design!(TM) Centers, to promote the sale of GRADIUM products. There presently exists an unorganized worldwide group of optical engineering firms that provide optical design services and support. The Company's objective is to refer potential customers that inquire about GRADIUM (on the Light.Net or otherwise) to such firms in the customers' geographic location in an effort to promote the use of GRADIUM in the design of the customers' optical systems. LightPath-Design!(TM) Centers are a strategic alliance between the Company and optical engineering firms owned and operated by third parties.

         The Company plans to market GRADIUM through relationships with OEMs for the production of particular prototype lenses to be incorporated into the manufacturer's proprietary products. LightPath has entered into an agreement with Karl Storz GMBH & Co. ("Storz"), a major endoscope manufacturer, for the development of lenses for endoscopy instruments. Endoscopes are used to observe diagnostic or surgical procedures in vivo (within the body), substantially reducing surgical costs. Pursuant to the terms of the agreement, the Company has designed and delivered GRADIUM materials with profiles specified by Storz, and Storz is in the process of producing prototype instruments incorporating the GRADIUM materials. Storz is not obligated to order commercial quantities of GRADIUM products, and may terminate the agreement without entering into a production phase. Although the agreement provides for the Company to receive payments upon achievement of certain development milestones, the relationship will yield significant revenues only if Storz sells commercial quantities of the GRADIUM endoscopes. The Company granted Storz an exclusive worldwide license to use GRADIUM materials in the production of endoscopes, as well as the right to use the Company's tradenames in connection with the sale of such endoscopes. The exclusive license provides for royalties based on actual sales as well as certain minimum royalties once Storz commences commercial production, if ever.

         Pursuant to a purchase order from a military contractor, LightPath designed a prototype for a more rugged, high performance gunsight lens system. The Company believes that the GRADIUM prototype has demonstrated greater ruggedness and an imperviousness to harsh environmental conditions. The LightPath lens design eliminates air spaces between lens elements, eliminating condensation caused by rapid changes between warm, humid indoor and cold or humid outdoor environments. The contractor is seeking next-stage U.S. government funding, of which there can be no assurance, before continuing the project. LightPath has also developed a prototype lens for a commercial gunsight manufacturer that is considering incorporating a GRADIUM lens in its gunsights, and is developing prototype lenses for other military/aerospace OEMs and government research labs.

Competition

         The market for optical components is highly competitive and highly fragmented. The Company competes with manufacturers of conventional spherical lens products and optical components, providers of aspherical lenses and optical components and producers of optical quality glass. To a lesser extent, the
Company competes with developers of radial gradient lenses and optical components. Many of these competitors have greater financial, manufacturing, marketing and other resources than the Company.

         Manufacturers of conventional lenses and optical components include industry giants such as Eastman Kodak Corporation, Nikon, Olympus Optical Company, Carl Zeiss and Leica AG. In addition to being substantial producers of optical components, these entities are also some of the primary customers for such components, incorporating them into finished products for sale to end-users. Consequently, these competitors have significant control over certain markets for the Company's products. In addition, although these companies do not manufacture axial gradient lenses, and the Company believes that it has a substantial technological lead in this field, in light of their substantial resources, these companies could pursue development of axial gradient products. In addition, the Company's products compete with products produced by these manufacturers.

         Because the Company also sells GRADIUM blanks for final fabrication to customers, it competes directly with producers of homogenous optical quality glass such as Schott Glaswerke and Hoya Corporation. These manufacturers are continually seeking to improve the materials available for lenses and optical components. Due to their substantial resources, they also might be expected to try to develop products more directly competitive with GRADIUM and/or impede market opportunities for the Company's sale of GRADIUM materials.

         Manufacturers of aspherical lenses and optical components provide significant competition for the Company in providing products that improve the shortcomings of conventional lenses. Aspherical lens system manufacturers include Eastman Kodak Corporation, Olympus Optical Company, Gel-Tech, Inc., Hoya Corporation and U.S. Precision Lens. The use of aspherical surfaces provides the optical designer with a powerful tool in correcting spherical aberrations and enhancing performance in state-of-the-art optical products. But the nonspherical surfaces of glass "aspheres" are difficult to fabricate and test, are limited in diameter range and induce light scatter. Plastic molded aspheres, on the other hand, allow for high volume production, but primarily are limited to low-tech consumer products that do not place a high demand on performance (such as plastic lenses in disposable cameras). Molded plastic aspheres appear in products that stress weight, size and cost as their measure of success. Molded glass aspheric technology requires high volume production to be cost-effective because hand polishing is too time consuming. Despite these drawbacks, aspherical lenses presently have significant commercial acceptance.

         To a lesser extent, the Company competes with manufacturers of other gradient index lens materials. Currently, processes to produce gradient index materials include ion-exchange, chemical vapor deposition (CVD) and Sol-Gel, all of which produce small radial gradient index rods with limited applications. Manufacturers using these processes include Nippon Sheet Glass, Olympus Optical Company and Gradient Lens Corporation. The Company believes that these processes are limited by the small refractive index change achievable (typically, less than 0.05), the small skin depth of the gradient region (typically less than 3
mm), the lack of control of the shape of the resultant gradient profile, limited glass compositions, and high per unit manufacturing costs.

         Another potentially competitive technology being pursued by certain researchers is diffractive optics, a process that etches microscopic patterns on the surface of a homogenous lens to correct spherical aberrations. Because diffraction alters the lens surface, optical coatings cannot be applied to minimize light scatter and maximize light transmission. However, this process has the potential to compete with both aspheres and GRADIUM in certain applications.

Manufacturing

         LightPath had limited manufacturing capabilities prior to the move to Albuquerque. In the larger facility, the Company has begun to implement its plans for a high-volume blank and lens production manufacturing plant by purchasing appropriate equipment, expanding and training a production work force and implementing process controls. Although the Company has not produced high volumes of GRADIUM lenses, it believes that a scale-up of manufacturing can be achieved in the larger facility by adding appropriate equipment and personnel without requiring any significant engineering advances. The Company also believes that proper scale-up of the manufacturing process will yield efficiencies and reduce unit production costs. By purchasing larger, more sophisticated furnaces, milling machines and metrology equipment, the Company believes that greater production efficiencies should be realized. Automation of certain assembly processes, including core drilling and metrology, may result in further cost savings and quality improvements. The Company believes that low manufacturing costs will be a key to its long-term success.

         The Company presently uses subcontractors for finishing lenses and intends to continue to do so. The Company has purchased a limited amount of lens finishing equipment for finishing prototype lenses and for rapid turnaround of small volume orders.

         The Company believes that the production process is repeatable with consistent high quality, and has accurately completed a production scale up of its catalog product lines. The Company's process does not require any extraordinary controls. Since present GRADIUM lenses have spherical surfaces, lens finishing costs will continue to be considerably less expensive than most aspheric lenses. Although GRADIUM lenses may be more expensive than conventional homogenous lenses, the lens price may be offset by GRADIUM's ability to reduce the number of lens elements and/or to increase the performance and functionality of the complete optical system. The Company is now able to use standard, off-the-shelf base glass to produce its GRADIUM lenses.. Base glasses are manufactured by a number of major glass manufacturers, and the Company believes that a satisfactory supply of glass can be assured at a reasonable price.

Patents and Other Proprietary Intellectual Property

         The Company's policy is to protect its technology by, among other things, patents, trade secrets, trademarks and copyrights. As of June 1996, the Company had ten issued U.S. patents, four foreign patents and had filed applications for four additional U.S. patents. Patents have been issued and/or patent applications have been filed in the areas of glass composition, gradient geometries, production processes and product design. One of the Company's issued patents expires in 2006, two in 2007, one in 2008, three in 2010, two in 2012 and one in 2013. Patent applications corresponding to LightPath's U.S. applications have been filed in the patent offices in Europe and Japan pursuant to the Patent Cooperation Treaty ("PCT). Under the PCT, a patent applicant may file one patent application and have it acknowledged as an accepted filing in as many member nations to the PCT as the applicant elects.

         In addition to patent protection, certain process inventions and innovations are retained as trade secrets. A key feature of GRADIUM is that, once fabricated, it does not reveal its formula upon inspection and cannot be reverse-engineered. LightPath(R) is now registered as a service mark in the United States; registrations for LightPath(TM), GRADIUM and other trademarks are pending. The Company intends to register these trademarks in key foreign jurisdictions.

         There can be no assurance that any issued patents owned by the Company will afford adequate protection to the Company or not be challenged, invalidated, infringed or circumvented, or that patent applications relating to the Company's products or technologies that it may license in the future or file itself will result in patents being issued, or that any rights granted thereunder will provide competitive advantages to the Company. There can be no assurance that patents owned or licensed by the Company and issued in one jurisdiction will also issue in any other jurisdiction. Furthermore, there can be no assurance that the validity of any of the patents would be upheld if challenged by others in litigation or that the Company's activities would not infringe patents owned by others. No such challenges have been made to date.

         Further, there can be no assurance that others have not independently developed or will not independently develop and patent similar or superior products and/or technologies, duplicate any of the Company's products or technologies or design around the Company's patents. There can be no assurance that patents issued to others will not adversely affect the development or commercialization of the Company's products or technologies. The Company does not have a policy of patent infringement liability coverage for costs or damages relating to claims of infringement. The Company could incur substantial costs in defending itself in suits brought against it or any of its licensees, or in suits in which the Company may assert its patent or patents in which it may have rights against others or in suits contesting the validity of a patent. Any such proceedings would be protracted. In addition, there can be no assurance that the Company could be successful in defending its patent rights in any future infringement action. If the outcome of any such litigation is adverse to the Company's interests, the Company's business may be materially adversely affected.

         The Company is not aware of its products and/or processes infringing any U.S. or foreign patent rights of any other party. There can be no assurance, however, that all United States and any foreign patents or patent applications that may pose a risk of infringement have been identified. Patent applications in the United States are maintained in secrecy until patents issue. The Company could incur substantial costs in defending itself in infringement litigation brought by others, or in prosecuting infringement claims against third parties. An adverse party claiming patent or copyright infringement might assert claims for substantial damages or seek to obtain an injunction or other equitable relief, which could effectively block the ability of the Company to make, use distribute and sell products.

         The Company relies on trade secrets and proprietary know-how, which it seeks to protect, in part, by confidentiality agreements with its employees, consultants and customers. However, there can be no assurance that the Company's confidentiality agreements, when in place, will not be breached or that the Company would have adequate remedies for any breach. Some of the confidentiality agreements that the Company relies upon will expire in the next few years. There can be no assurance that others will not independently develop technology or processes substantially equivalent to or better than the Company's technology or processes, or that the Company's trade secrets will not otherwise become disclosed to or independently discovered by its competitors. It is very difficult to protect unpatented know-how and trade secrets.

Environmental and Government Regulation

         Emissions and waste from the Company's present manufacturing process are at such low levels that no special environmental permits or licenses are required. In the future, the Company may need to obtain special permits for disposal of increased waste by-products. The glass materials utilized by the Company contain lead and other toxic elements in a stabilized molecular form. However, the high temperature diffusion process results in low-level emission of such elements in gaseous form. If production reaches a certain level, the Company believes that it will be able to efficiently recycle certain of its raw material waste, thereby reducing disposal levels. The Company believes that it presently is in compliance with all material federal, state and local laws and regulations governing its operations and has obtained all material licenses and permits necessary for the operation of its business.

         There are no federal, state or local regulations that restrict the manufacturing and distribution of GRADIUM materials. Certain end-user applications will require that the complete optical systems receive government approval, such as Federal Drug Administration approval for use in endoscopy. In these cases, the Company will generally be involved on a secondary level and the license and approval process will be up to the OEM customer.

Research and Development

         Since inception, the Company has been engaged in basic research and development that has resulted in the discovery of GRADIUM and the proprietary processes for fabricating GRADIUM lenses. This research included theoretical development of the mathematical formulas for accurately defining GRADIUM, development and refinement of the prescribable, repeatable fabrication process, and development of the software modeling tools and metrology. The Company shipped its first GRADIUM products in May 1994. The Company intends to continue fundamental materials research, process and production optimization, and the development of new glass compositions to create different "families" and geometries of GRADIUM materials to be offered to customers. "Families" of glass are various base glass compounds comprised of different elements. Variation of refractive index can be accomplished by using different elements in glass. Further development is necessary to produce GRADIUM materials for high performance, white light applications (such as high performance microscopes and other products where sensitive color discrimination is critical). The Company will continue to refine its design modeling software in an attempt to gain greater design accuracy and more efficient production processes.

         The Company's initial product line is lead-based. The Company currently is developing a barium-based product line, and may in the future conduct development regarding lanthanum-based products. Optical elements of lanthanum or barium may be used with lead-based glass to correct or reduce certain chromatic aberrations. From within these families, a specific range of refractive indices and dispersive properties is selected for each specific profile, providing an inventory of GRADIUM profiles for a diverse range of applications.

         The Company has expended in excess of $6,900,000 for research and development since inception. The Company expended or incurred expenditures for research and development for the two years ended June 30 as follows: 1996, $83,074; 1995, $112,165. The decrease in research and development expenditures in recent years is due to personnel reductions and declining activity as a result of the Company's lack of operating capital. The Company plans to expend approximately $700,000 on research and development during fiscal 1997.


Employees

         The Company currently had twenty-one full-time employees at June 30, 1996 and expects to hire four additional employees in the next twelve months, including manufacturing, technical design and engineering, marketing and sales. Seven of the Company's present employees are engaged in management, administrative and clerical functions, four in research and development, five in production and five in sales and marketing. In order to maintain low overhead expenses, the Company intends to continue its current practice of utilizing outside consultants, where appropriate, in addition to hiring additional full-time personnel. None of the Company's employees are represented by labor unions.


Description of Property

         The Company leases its principal offices in Albuquerque, New Mexico which are used to house all of its operations, including research, product design and development, production and all administrative operations. The 13,300 square foot facility is located in a business and research park. The Company is obligated to make monthly rental payments of $6,500 (increasing to $6,900 in year four) on a five year lease which expires April 2001.


Legal Proceedings

         On July 31, 1995 a former employee commenced a lawsuit against the Company for deferred compensation, reimbursable expenses and damages totaling $114,672 in the Superior Court of Arizona, County of Pima. On September 22, 1995 an additional suit was filed in the same court, by the employee, alleging wrongful discharge and damages in an unspecified amount. The Company settled both of the lawsuits in May 1996, for approximately $75,000, the majority of which was deferred wages the Company had accrued in the prior year.

         On April 24, 1995, another former employee commenced a lawsuit in the U.S. District Court, Tucson, against the Company alleging that he was unlawfully terminated in retaliation for his efforts to secure unpaid wages for himself and co-workers. He also filed a complaint with the National Labor Relations Board (the "NLRB"). The NLRB found in favor of LightPath on the merits of the claim. The discovery phase has begun and the Company is preparing a motion for summary judgment. The former employee seeks an unspecified amount of damages. In October 1996, the Company was informed that the lawsuit had been terminated by the employee following the discovery phase.

         On January 9, 1996, a former consultant filed a lawsuit against the Company in Arizona Superior Court, County of Pima, alleging that the Company owes him additional fees in the amount of $25,600 plus interest. Discovery has been initiated and the Company intends to answer and defend against the claim.

         The Company is involved in other various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the Company's financial statements. The Company is also aware of the existence of certain unasserted claims. Certain potential claims exist due to nonpayment of payables during the periods when the Company had inadequate cash flow. Third parties have not recently manifested their intent to pursue such matters. Management is of the opinion that such matters are not likely to be asserted or if they are will not result in any material liability to the Company.

                                   MANAGEMENT

Directors and Executive Officers

         The Directors and Executive Officers of the Company, and their respective ages and positions with the Company, are as follows:

             Name                  Age               Position
             ----                  ---               --------
Leslie A. Danziger                 43                Chairman and President

Louis P. Wagman                    54                Executive Vice President and Secretary

Donald E. Lawson                   45                Executive Vice President, Chief Operating Officer and Treasurer

David W. Collins                   56                Director

Milton Klein, M.D. (1)             48                Director

Louis Leeburg (2)                  42                Director

Haydock H. Miller, Jr. (1)         71                Director

---------------------

(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         Leslie A. Danziger has been Chairman of the Company, since its incorporation in June 1992, and has also held the position of President since August 1995. Ms. Danziger was a partner or executive officer of the Company's predecessors from 1985 until incorporation of the Company. Ms. Danziger is a founder of the Company and a co-inventor of the first two LightPath patents. She has developed and guided the execution of the Company's long-term business strategies and the development and commercialization of the Company's technologies. From 1974 to 1979 she served as an Executive Vice President of COS, Inc., and from 1979 to 1982 she served as Executive Vice President of Arctic Communications Corporation. Both of these communication consulting firms developed tools designed to assist clients in resolving conflicts relating to economic development, land use and natural resource issues. Ms. Danziger attended the University of Texas. Ms. Danziger is married to Joel C. Goldblatt, the Company's Vice President of Strategic Planning and Communications, and is the sister-in-law of Milton Klein, M.D., a Director of the Company.

         Louis P. Wagman has been the Executive Vice President of the Company since May 1992 and as its Secretary since October 1992. Mr. Wagman is responsible for the Company's strategic alliances and licensing and new business development. From 1991 until the time he joined the Company, Mr. Wagman performed management consulting services for various firms, including the Company. From 1989 to 1991, Mr. Wagman was President and Chief Executive Officer of Photometrics, Ltd., a supplier of advanced electronic imaging equipment for scientific and industrial applications. From 1977 to 1989, he served as Vice President and General Manager of four different companies engaged in the design and manufacture of high-tech diagnostic, testing and service equipment:
Princeton Gamma-Tech, Sun Electric Corporation, Sensors/Dynatech and KLT Industries. During the previous eleven years, Mr. Wagman was an executive with Bendix Corporation. Mr. Wagman received a B.S. degree in Electronics Engineering from George Washington University and an M.B.A. with distinction from the University of Michigan.

         Donald E. Lawson has been Executive Vice President of the Company since May 5, 1995 and Treasurer since September 1995. Mr. Lawson has also served as the Company's Chief Operating Officer since June 1995 and is responsible for the Company's financial activities, manufacturing, sales, research and development, and intellectual property management. From 1991 to 1995, Mr. Lawson served as Vice President, Operations for Lukens Medical Corporation, a medical device manufacturer. From 1980 to 1990, Mr. Lawson served in various capacities, including Production Superintendent, for Ethicon, Inc., a division of Johnson & Johnson and a manufacturer of medical products. Mr. Lawson received a B.B.A. degree in Finance from Texas A & M University.

         David W. Collins has served as a Director of the Company since 1992. Dr. Collins served as an in-house patent counsel for Bell Laboratories from 1970 to 1974, for Allied Chemical Corporation from 1974 to 1978, for Exxon Research and Development from 1978 to 1979, and for Hughes Aircraft from 1979 to 1985.
Dr. Collins has been a patent attorney in private practice in since 1985 with his office in Tucson, Arizona, since 1992, and has served as special patent counsel to the Company since 1987. Dr. Collins received a B.S. degree in chemistry from the University of Massachusetts, an

M.S. degree in chemistry from Williams College, a Ph.D. in solid state science from Penn State University and a J.D. from Seton Hall University. Dr. Collins is a member of the New Jersey and California Bar Associations.

         Milton Klein, M.D. has served as a Director of the Company since its inception. Dr. Klein is principally involved in medically related uses for LightPath GRADIUM materials. In March 1992 Dr. Klein organized the Company's group of scientific advisors to explore the use of the Company's technology in endoscopic equipment, microscopy and related medical optical systems. Dr. Klein specializes in cardiology and from 1982 to the present has been a Clinical Associate Professor of Medicine at The Baylor College of Medicine, Houston, Texas. He is a Fellow of the American College of Cardiology and the American College of Physicians. Dr. Klein received a B.S. degree from McGill University and an M.D. from the University of California in San Diego. Dr. Klein is the brother-in-law of Leslie A. Danziger.

         Louis Leeburg has served as a Director of the Company since May 1996. Since 1993 Mr. Leeburg has been with the investment firm, Jay A. Fishman, Ltd. From December 1988 until August 1993 he was the Vice President, Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in investment management. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. Mr. Leeburg received a B.S. in accounting from Arizona State University. Mr. Leeburg is a member of Financial Foundation Officers Group and the treasurer and trustee for the John
E. Fetzer Memorial Trust Fund and the John E. Fetzer ILM Trust Fund, affiliated with a significant stockholder of the Company.

         Haydock H. Miller, Jr. has served as a Director of the Company since January 1993. Since that time he has advised the Company on administrative, management and financial matters. Mr. Miller served as an executive with the Aluminum Company of America (ALCOA) from 1949 until his retirement in 1983. Mr. Miller received a B.A. degree from Yale University. His last position with ALCOA was Manager of Organization Analysis, an internal consulting group for all ALCOA departments and divisions prior hereto he was Manager for salaried job evaluations for ALCOA and its subsidiaries and immediately before that, was Superintendent of several ALCOA plants, concentrating on quality control and production techniques, and consultant to its operations in the United Kingdom. Since 1983, Mr. Miller has been an independent management consultant.

Committees of the Board of Directors

         The Board of Directors has a Compensation Committee which reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and also administers the Company's Omnibus Incentive Plan, pursuant to which incentive awards, including stock options, are granted to officers and key employees. The Board of Directors appointed an Audit Committee comprised of Louis Leeburg on July 8, 1996. It is anticipated that the Audit Committee will review, with the Company's independent accountants, the
annual  financial   statements  of  the  Company,   and  also  will  review  the
effectiveness of the Company's financial and accounting functions and organization and make recommendations to the Board of Directors in that regard.

Directors' Compensation

         During the year end June 30, 1996 directors were not compensated for their services in that capacity or for serving on committees. On July 8, 1996 the Board of Directors approved a proposal to compensate each non-employee director $1,000 per meeting attended. Non-employee Directors serving on the Company's Board receive nonqualified stock options of Class A Common Stock as part of the Directors Stock Plan. The plan provides for an automatic annual grant of 182 shares and an initial option grant of 900 shares at the time a director commences service to the Company. On August 21, 1996, the Board of Directors approved a proposal to modify the plan for fiscal 1997, for an automatic annual grant of 3,000 shares and an initial option grant of 10,000 shares at the time a director commences service to the Company.

         All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

Limitation of Liability and Indemnification

         The Certificate of Incorporation limits, as permitted by the Delaware General Corporation Law liability of the Company's directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors in certain circumstances. This provision presently limits a director's liability except where a director (i) breaches his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or engages in intentional misconduct or a knowing violation of law, (iii) for any transaction from which a director obtains an improper personal benefit, or (iv) under Section 174 of the Delaware General Corporation Law which imposes liability for willful or negligent payment of unlawful dividends, distributions or redemptions. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

         The Bylaws of the Company authorize the Company to indemnify its directors, officers or other persons serving at the request of the Company against liabilities and losses arising from their services in such capacities to the fullest extent permitted by law, including payment in advance of a final disposition of a director's or officer's expenses or attorneys' fees reasonably incurred in defending any action, suit or proceeding, other than in the case of an action, suit or proceeding brought by the Company on its own behalf against such person. Presently, the Delaware General Corporation Law provides that to be entitled to indemnification an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

         The Company has been advised that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company believes that these charter provisions are consistent with certain provisions of the Delaware General Corporation Law, which are designed, among other things, to encourage qualified individuals to serve as directors and officers of Delaware corporations. The Company also believes these provisions will assist it in maintaining and securing the services of qualified directors and officers.

Executive Compensation
         The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and the other executive officers of the Company or any employee who earned in excess of $100,000 during the last fiscal year (collectively, the "Named Officers").

                                             Summary Compensation Table
================================================================================================================
                                                                            Long Term
                                            Annual Compensation             Compensation
                                            -------------------             ------------
================================================================================================================
                                                                            Bundled Stock    Class A
Name and Position              Year         Salary           Bonus          Options (1)      Options (2)
-----------------              ----         ------           -----          -----------      -----------
 Leslie A. Danziger
   Chairman, President         FY 1996    $150,000(3)
                               FY 1995     150,000(4)                         90,910
                               FY 1994     120,000(5)                         36,077
Louis P. Wagman
  Exec. Vice President         FY 1996     120,000(6)
                               FY 1995     120,000(7)        5,000            58,182
                               FY 1994     120,000(8)                         32,909

Donald E. Lawson
  Exec. Vice President         FY 1996      90,000(9)                                           25,000
                               FY 1995     10,269(10)
================================================================================================================

(1) With respect to the Bundled Stock Options, the total amount of shares indicated consists of 20% shares of Class A common stock, 30% shares of Class E-1common stock, 30% shares of Class E-2 common stock, and 20% shares of Class E-3 common stock.
(2)  Options are for Class A common stock only.
(3) Of this amount, $125,591 was paid, and the remainder has been deferred contingent upon the Company meeting the Class E-1 conversion conditions.
(4) Of this amount, $31,250 was paid, $30,250 has been deferred contingent upon the Company meeting the Class E-1 conversion conditions and the remainder converted into Class E common stock at a $1 per share conversion price.
(5) Of this amount, $37,500 was paid and the remainder converted into Class E common stock at a $1 per share conversion price.
(6) Of this amount, $111,410 was paid and the remainder has been deferred contingent upon the Company meeting the Class E-1 conversion conditions.
(7) Of this amount, $87,500 was paid, $32,500 has been deferred contingent upon the Company meeting the Class E-1 conversion conditions and the remainder converted into Class E common stock at a $1 per share conversion price.
(8) Of this amount, $78,750 was paid, $16,250 has been deferred contingent upon the Company meeting the Class E-1 conversion conditions and the remainder converted into Class E common stock at a $1 per share conversion price.
(9) Of this amount, $65,000 was paid, and the remainder converted into Class E common stock at a $1 per share conversion price.
(10) Of this amount, $2,770 was paid, and the remainder has been deferred contingent upon the Company meeting the Class E-1 conversion conditions. Mr. Lawson was hired in May 1995.

         The following table sets forth information regarding Options granted to the Named Officers during the fiscal year ended June 30, 1996.

                                          Option Grants For The
                                        Year Ended June 30, 1996

=====================================================================================================
                            Options        %  of  Total
Name                        Granted(1)    Options Granted      Exercise Price         Expiration Date
-----------------------------------------------------------------------------------------------------
Leslie A. Danziger                0        0                   0                      -
Louis P. Wagman                   0        0                   0                      -
Donald E. Lawson             25,000        45%                          $5.00         Feb. 22, 2006
=====================================================================================================

(1)      Options represented are to purchase shares of Class A Common Stock.

The following table sets forth information regarding options exercised by the Named Officers during the fiscal year June 30, 1996 and the value of options held by the Named Officers at the fiscal year end.

                                  Option Exercises And Year End Values

================================================================================================================


                                                                 #    of   Unexercised   Value    of
                                                                 Options   at  FY  end,  Unexercised
                            Shares                               Exercisable/            In-The-Money
Name                        Acquired     on  Value               Unexercisable           Options at FY End
                            Exercise         Realized                                    -Class A (3)
----------------------------------------------------------------------------------------------------------
Leslie A. Danziger(1)              0         $0                     126,987/0            $105,787
Louis P. Wagman   (1)              0         $0                      91,091/0            $ 75,882
Donald E. Lawson  (2)              0         $0                  10,000/15000            $3,750/5,625
==========================================================================================================

(1) With respect to the Bundled Stock Options, the total amount of shares indicated consists of 20% shares of Class A common stock, 30% shares of Class E-1common stock, 30% shares of Class E-2 common stock, and 20% shares of Class E-3 common stock.
(2)  Options represented are to purchase shares of Class A common stock.
(3) Assumes a fiscal year end value of $5.375 per share of Class A common stock. To compute the unrealized value of Class A common stock, the underlying E shares were excluded and 20% of the option exercise price was attributed to the Class A portion of the options. If the E shares were included neither the shares held by Ms. Danziger or Mr. Wagman would be in-the-money at June 30, 1996.



Employment Agreements

         Effective November 8, 1995, the Company entered into three-year employment agreements with its senior executive officers, Leslie A. Danziger, Louis P. Wagman and Donald E. Lawson. The agreements provide for base salaries of $150,000, $120,000 and $90,000 for Ms. Danziger, Mr. Wagman and Mr. Lawson, respectively. In the event the Company terminates any of the executive's employment during the term of the agreement without cause, or in the event the executive terminates the agreement for good reason, the executive is entitled to
(i) continue to receive salary until the earlier of obtaining comparable employment with another company or the lapse of two years, with respect to Ms. Danziger, one year, with respect to Mr. Wagman, and six months, with respect to Mr. Lawson, (ii) continue to receive benefits until the earlier of obtaining comparable employment with another company or the corresponding periods stated in (i) above, (iii) have all unvested stock options become immediately exercisable, and (iv) receive a lump sum payment equal to the average of the annual bonuses paid to the executive during the previous three fiscal years. The Agreement defines "cause" to mean termination due to felony conviction, willful disclosure of confidential information or willful failure to perform the executive's duties. The Agreement defines "good reason" as a material detrimental alteration in the executive's position or responsibilities, a material reduction in compensation, relocation, exclusion from compensation plans or fringe benefits enjoyed by other executives, or a material breach by the Company. The executive officers have agreed not to terminate for good reason as a result of the Company's move to Albuquerque, New Mexico. In addition, if the termination under the foregoing events occurs after a change in control of the Company, the executive shall also receive a lump sum severance payment equal to 2.99 times the executive's annual compensation, including bonuses. The Agreement defines "change in Control" as an acquisition of 40% of Company's combined voting power by any party, a change in the majority of the directors over a two-year period (unless supported by the incumbent directors), a reorganization or other business combination resulting in the present stockholders of the Company no longer owning more than 50% of the combined voting power of the Company, a sale of substantially all of the assets of the Company or other similar transactions. The employment agreements reaffirm the executives' agreements pursuant to previously executed confidential information and invention agreements to, among other things, not compete with the Company for a period of two years following termination of employment and to assign any inventions, patents and other proprietary rights to the Company. Any controversies regarding the employment agreements are to be settled by binding arbitration.


Stock Option Plans

      The Omnibus Incentive Plan In June 1992, the Board of Directors adopted and the Company's stockholders approved, the LightPath Technologies, Inc. Omnibus Incentive Plan (the "Incentive Plan") pursuant to which employees and of ricers of the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code ("Code"), as well as options that do not qualify as incentive options ("nonqualified options"), stock appreciation rights, restricted stock awards and/or performance bonuses of cash or stock. To date, the only forms of awards under the Incentive Plan have been incentive and nonqualified stock options. The Incentive Plan, is administered by a committee of the Board of Directors, pursuant to Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), consisting of "disinterested" directors as defined in Rule 16b-3. The purposes of the Incentive Plan are to ensure the retention of existing executive personnel and key employees who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company. The criteria utilized by the committee in granting awards pursuant to the Incentive Plan is consistent with these purposes.

      Awards may be granted only to such employees and officers of the Company as the committee shall select from time to time in its sole discretion. As of June 30, 1996, the number of employees and officers of the Company eligible to receive grants under the Incentive Plan was twenty-one persons. The committee, in its discretion, determines (subject to the terms of the Incentive Plan) who will be granted awards, the time or times at which awards shall be granted, and the number of shares subject to each award, whether any options are incentive options or nonqualified options, and the manner in which any options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and it subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Incentive Plan.

      As set forth above, options granted under the Incentive Plan may be either incentive options or nonqualified options. Incentive options are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Incentive Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. The Company has agreed not to issue options with exercise prices below the greater of the initial public offering price for the Units or the fair market value of the Class A Common Stock on the date of grant of the option.

      Awards granted under the Incentive Plan may be exercised only while the recipient is employed or retained by the Company or within three months of the date of termination of employment. However, awards which become exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within one year of the date of termination of employment. Upon the exercise of an award, payment may be made by cash or by any other means the Board of Directors or the committee determines.

     Under the Incentive Plan, an award recipient has none of the rights of a stockholder with respect to the shares issuable upon the exercise or satisfaction of conditions for the award, until such shares are issued. No adjustment may be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Incentive Plan. During the lifetime of the recipient, an award shall be exercisable only by the recipient. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

     The Board of Directors may amend or terminate the Incentive Plan except that stockholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Incentive Plan (unless adjusted to reflect such changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding award grant without the consent of the recipient.

     Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of nonqualified options if granted under the terms set forth in the Incentive Plan. Upon exercise of a nonqualified option, the excess of the fair market value of the shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by the Company as compensation for Federal income tax purposes, if Federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) of the Exchange Act (i.e., is an executive of ricer, director or 10% stockholder of the Company), then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report such income currently without regard to such restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.

     Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the option's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of incentive options.

     If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

     At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one year.

      A total of 104,545 shares of Class A Common Stock are available for issuance under the Incentive Plan at June 30, 1996. The Board of Directors resolved to increase the available shares to 325,000 which the shareholders approved on September 30, 1996. At June 30, 1996 options to purchase 102,384 shares of Class A Common Stock 71,076 shares of Class E-1, 71,076 shares of Class E-2 and 47,384 shares of Class E-3 Common Stock at exercise prices ranging from $5.00 to $6.05 per share are outstanding under the Incentive Plan. No other form of award has been granted by the committee. The Company has agreed not to issue for a period of one year any awards other than options under the Incentive Plan.

      Directors Stock Incentive Plan. In June 1992, the Board adopted, and the stockholders of the Company approved, the Amended and Restated Directors Stock Incentive Plan (the "Directors Plan"). The provisions of the Directors Plan were amended on July 8, 1996 to provide for the automatic grant of nonqualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company will be granted a Director Option to purchase10,000 shares of Class A Common Stock on the date they first become a director at a per share exercise price equal to the fair market value of the Common Stock on the grant date. Further, each Eligible Director is granted a Director Option to purchase 3,000 shares of Class A Common Stock ("Automatic Grant") on the date of each annual meeting of stockholders, as long as he or she is a member of the Board of Directors. The exercise price of each share subject to a Director Option is required to be equal to the fair market value of the Common Stock on the date of grant. Director Options become exercisable in three equal annual installments and expire the earlier of termination of service as a Board member or 10 years after the date of grant. To the extent options are exercisable on the date of termination of the director's service on the Board of Directors, the optionee will continue to be entitled to exercise such Director Option in accordance with its terms. A total of 75,000 shares of Class A Common Stock are now authorized for issuance under the Directors Plan. As of June 30, 1996, options to purchase 3,500 shares of Class A Common Stock, 5,250 shares of Class E-1, 5,250 shares of Class E-2 and 3,500 shares of Class E-3 Common Stock at per share exercise prices ranging from $35.75 to $51.56 were outstanding under the Directors Plan. The tax consequences with respect to Director Options are the same as discussed above for nonqualified options granted under the Incentive Plan.

      Other Nonqualified Options. In addition to options outstanding under the foregoing Plans, the Company had outstanding on June 30, 1996 nonqualified options to purchase 49,694 shares of Class A Common Stock 74,541 shares of Class E-1, 74,541 shares of Class E-2 and 49,694 shares of Class E-3 Common Stock that were not issued pursuant to a written plan. Most of these options were issued in consideration for consulting services from independent consultants or Board members. Most of these options were immediately exercisable in full upon grant, although some vested over a several year schedule. The per share exercise prices for these options ranges from $5.50 to $42.95. The tax consequences with respect to these options are the same as discussed above for nonqualified options issued under the Incentive Plan. The Company anticipates that, in the future, any options granted will be pursuant to a written plan.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of August 15, 1996, the number and percentage of outstanding shares of the Company's Class A, and Class E Common Stock, by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Class A and Class E Common Stock of the Company, (ii) each director, (iii) each person named in the Executive Compensation Table and (iv) all executive officers and directors of the Company as a group.

 ==============================================================================================================
                            (1)   Class  A               (2)   Class   E
                            Common                       Common
                            Stock                        Stock
 --------------------------------------------------------------------------------------------------------------
                                                                                     % of Vote of all
 Name and Address of       Number of       Percent      Number of        Percent        Classes of
 Beneficial Owner           Shares          Owned        Shares           Owned        Common Stock
 --------------------------------------------------------------------------------------------------------------
 Leslie A. Danziger          112,946 (3)     4%           751,878(4)      19%              13%
 --------------------------------------------------------------------------------------------------------------
 Louis P. Wagman              18,742 (5)     *             99,965(6)       3%               2%
 --------------------------------------------------------------------------------------------------------------
 Donald E. Lawson             22,000 (7)     1%            25,000          1%               1%
 --------------------------------------------------------------------------------------------------------------
 David W. Collins              4,907 (8)     *             19,627(9)       *                *
 --------------------------------------------------------------------------------------------------------------
 Milton Klein                 29,945(10)     1%           119,786(11)      3%               2%
 --------------------------------------------------------------------------------------------------------------
 Louis Leeburg                  9090(15)     *             36,360(15)      1%               1%
 --------------------------------------------------------------------------------------------------------------
 Haydock H. Miller, Jr.       18,454(12)     *             73,819(13)      2%               1%
 --------------------------------------------------------------------------------------------------------------
 The John E. Fetzer          118,447         4%           473,789         12%               9%
 Institute, Inc. (14)
 --------------------------------------------------------------------------------------------------------------
 All exec. officers and      216,088         8%         1,126,435         29%              20%
 directors as a group
 (7 persons)
 ==============================================================================================================

--------------------
* Less than one percent.

1. Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors is care of LightPath Technologies, Inc., 6820 Academy Parkway East N.E., Albuquerque, New Mexico, 87109.
2.   Includes Class E-1, E-2 and E-3 Common Stock.
3. Includes 25,397 Class A shares represented by immediately exercisable options and 9,090 Class A shares represented by immediately exercisable options held by Joel Goldblatt, Ms. Danziger's spouse.
4. Includes 101,589 Class E shares represented by immediately exercisable options and 36,360 Class E shares represented by immediately exercisable options held by Joel Goldblatt, Ms. Danziger's spouse.
5. Includes 18,218 Class A shares represented by immediately exercisable options.
6. Includes 72,873 Class E shares represented by immediately exercisable options.
7. Includes 22,000 Class A shares represented by immediately exercisable options.
8. Includes 1,091 Class A shares represented by immediately exercisable options.
9. Includes 4,364 Class E shares represented by immediately exercisable options.
10. Includes 11,720 Class A shares represented by immediately exercisable options.
11. Includes 46,880 Class E shares represented by immediately exercisable options.
12. Includes 10,182 Class A shares represented by immediately exercisable options.
13. Includes 40,727 Class E shares represented by immediately exercisable options.
14. The address of The John E. Fetzer Institute, Inc. is 9292 KL Avenue, Kalamazoo, Michigan 49009.
15. Includes 7272 Class A shares and 29088 Class E shares held by Mr. Leeburg's brother. Mr. Leeburg is the treasurer and trustee for two funds associated with the John E. Fetzer Institute, Inc. which do not hold any shares in the Company. Shares held by the John E. Fetzer Institute, Inc. are not, however, included in the beneficial ownership amounts for Mr. Leeburg.

Voting Trust Agreement

         Stockholders of the Company owning an aggregate of 1,105,704 shares of Common Stock, which represents 17% of the total voting power outstanding at June 30, 1996, entered into a Voting Trust Agreement dated January 10,1996. Pursuant to that Agreement, Leslie A. Danziger, the President and Chairman of the Company, is designated as the trustee of the trust and empowered to vote all shares subject to the trust with respect to any matter subject to a vote by the Company's stockholders, including voting in favor of the election of herself as a director of the Company and in favor of ratification and approval of acts of herself as a director in the conduct of business affairs of the Company. Consequently, combined with her individual holdings, Ms. Danziger will effectively control 27% of the total voting power of the Company. The stockholders' agreements to deposit their shares in the voting trust are irrevocable for 13 months following February 22, 1996. Thereafter, parties to the agreement may withdraw their shares upon ten days' prior written notice. The Voting Trust Agreement terminates upon the earlier of five years or the date on which Ms. Danziger ceases to be Chairman of the Board or resigns as trustee under the Agreement.

                              CERTAIN TRANSACTIONS

         During the period from November 1993 through August 1995, the Company deferred payment of salary to its executive officers due to a shortage of working capital. In November 1995, Leslie A. Danziger, Louis P. Wagman and Donald E. Lawson agreed to convert $300,000, $25,000 and $25,000, respectively, of deferred salary into shares of Class E Common Stock at an average per share conversion price of $1.00 per share. Consequently, Ms. Danziger received 112,500 shares of Class E-1 Common Stock, 112,500 shares of Class E-2 Common Stock and 75,000 shares of Class E-3 Common Stock. Messrs. Wagman and Lawson each received 9,375 shares of Class E-1 Common Stock, 9,375 shares of Class E-2 Common Stock and 6,250 shares of Class E-3 Common Stock. Mr. Wagman also converted a $5,000 bonus into common stock at a conversion price of $1 per share. He received 182 shares of Class A Common Stock, 273 shares of Class E-1 Common Stock, 273 shares of Class E-2 Common Stock and 182 shares of Class E-3 Common Stock. An aggregate of $119,500 of deferred salary is owed to the executive officers at June 30, 1996 and was placed into a contingent liability account to be paid only upon the accomplishment of the milestones for conversion of the Class E-1 common stock into Class A common stock.

         From January to July 1995, the Company privately placed units consisting of a $50,000 promissory note (Unit Notes) and 1,818 Class A shares, 2,727 Class E-1 shares, 2,727 Class E-2 shares and 1,818 Class E-3 shares for a per unit purchase price of $50,000. Family members of Leslie A. Danziger and Louis P. Wagman purchased units in that private offering on the same terms as other investors. In September, October and November 1995, the Company agreed with certain holders of the Unit Notes to convert such notes into shares of Class A and Class E Common Stock at an adjusted per share conversion rate of $5.50 per share. As additional consideration for the debt conversion, the Company issued an aggregate of 214,000 Class A Warrants to all of the Unit Note holders. In connection with the foregoing, family members of Leslie A. Danziger and Louis P. Wagman, each agreed to convert their respective outstanding debt into 19,220, and 18,666 shares of Class A and Class E Common Stock, respectively, and received 21,000 and 17,000 Class A Warrants, respectively. The 19,220 represents 3,844 Class A shares, 5,766 Class E-1 shares, 5,766 Class E-2 shares and 3,844 Class E-3. The 18,666 represents 3,733 Class A shares, 5,600 Class E-1 shares, 5,600 Class E-2 shares and 3,733 Class E-3 shares.

         During the fiscal year ended June 30, 1996 and 1995, David W. Collins and Haydock H. Miller, Jr., Directors of the Company, provided legal and consulting services to the Company for which they billed the Company approximately, $58,000 and $54,000 respectively. In February 1994, Dr. Collins converted $54,000 of receivables into a six month loan. In June 1995, Dr. Collins agreed to convert this loan into shares of Class A and Class E common stock. In addition the company was provided legal and consulting services by several individuals and companies who are shareholders (none of which own more than .05% of common stock) of the Company, for which they billed $144,000. The Company has retained the legal services of a shareholder for licensing work to be performed during fiscal year 1997 for $90,000 of which half is paid in cash and half in Class A common stock.

         Milton Klein, a Director of the Company, loaned the Company $50,000 in January 1995 in consideration for a three month promissory note bearing interest at an annual rate of 9%. The note was subsequently converted to a Unit Note consisting of a $50,000 promissory note and 1,818 Class A shares, 2,727 Class E-1 shares, 2,727 Class E-2 shares and 1,818 Class E-3 shares as part of the private placement noted above. In September, 1995, Dr. Klein agreed to convert the $50,000 note, receiving 1,926 Class A shares, 2,889 Class E-1 shares, 2,889 Class E-2 shares and 1,926 Class E-3 shares and the Company issued Dr. Klein 16,000 Class A Warrants as part of its debt conversion efforts. Additionally, in

November 1995, Dr. Klein converted other indebtedness owed to him by the Company in the total amount of $27,984 into 1,018 Class A shares, 1,527 Class E-1 shares, 1,527 Class E-2 shares and 1,018 Class E-3 shares.

         In connection with the Company's IPO, the Company agreed with certain other debt holders to convert outstanding debt into shares of Class A and Class E Common Stock of the Company (in the same proportion as the Recapitalization) at an adjusted per share conversion price per share of $5.50 per share. In connection with the debt conversion on the same terms as other debt holders, the John E. Fetzer Institute, Inc. (a principal stockholder of the Company) converted debt of $2,043,241 into 74,300 shares of Class A Common Stock, 111,450 shares of Class E-1 Common Stock, 111,450 shares of Class E-2 Common Stock and 74,300 shares of Class E-3 Common Stock.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. In addition, ongoing and future transactions with affiliates will be on terms no less favorable than may be obtained from third parties, and any loans to affiliates will be approved by a majority of the disinterested directors.

                 CONCURRENT OFFERING BY SELLING SECURITYHOLDERS

         The registration statement of which this Prospectus forms a part, also relates to the Remaining Selling Securityholders' Warrants and to the Class A Common Stock and Class B Warrants underlying such Remaining Selling Securityholders' Warrants. An aggregate of 839,000 warrants were originally issued in connection with the Private Placement in November 1995 as warrants to purchase 839,000 shares of Class A Common Stock, and were automatically converted into 839,000 Class A Warrants at the closing of the IPO. None of the original Class A Warrants have been sold by the respective holders thereof. Exercise of the Remaining Selling Securityholders' Warrants by the persons named below is further subject to the existence of an exemption form registration applicable to the issuance of the underlying securities by the Company to the Remaining Selling Securityholders. It is likely that sales of the Remaining Selling Securityholders' Warrants or the underlying Class B Warrants and Class A Common Stock, or even the potential of such sales at any time, could have an adverse effect on the market prices of the Class A Common Stock and Warrants.

         The following table sets forth certain information with respect to each Remaining Selling Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Remaining Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

                                                       Number of Class A
                                                     Warrants Beneficially
                                                       Owned and Maximum
Selling Securityholders                               Number to be sold(1)
-----------------------                               --------------------
Magid Abraham                                                         50,000
William Aden                                                          35,000
Bruce Barrus                                                           8,500
Thomas J. & Dorothy M. Biuso                                          12,500
Burns Family Trust                                                      1200
Kenneth & Sherry Cohen                                                12,500
David B. Cornstein                                                    25,000
Benjamin Danziger                                                     21,000
Charles Garcia                                                         7,500
Irving L. Goldman                                                     25,000
Stuart Gruber                                                         12,500
Kenneth Hoffer                                                        15,000
Herman S. Howard                                                      50,000
Michael Jesselson 12/18/80 Trust                                      25,000
Jesselson Grandchildren 12/18/80 Trust                                50,000
Robert & Eileen Jordan                                                12,500
Milton Klein                                                          16,000
Guy Knolle                                                            17,500
Louis Leeburg                                                          7,500
William Leeburg                                                       15,000
William Leeburg Profit Sharing Plan                                   15,000
Lenny Corp                                                            12,500
William J. Lipkin                                                     12,500
Gloria Marra                                                          25,000
Charles Bechert                                                        7,500
James S. Mulholland, Sr.                                              37,500
Ray & Vita Pliskow                                                    17,000
Robin Prever                                                          25,000
Marc Roberts                                                          25,000
Robert Roberts                                                         7,500
F.B. Rooke & Sons                                                     18,000
Alan J. Rubin                                                         25,000
Robert & Daniel Ruscutti                                              12,500
Anand J. Sathe                                                        12,500
Louise Schrier                                                        50,000
E. Donald Shapiro                                                     12,500
Gary J. Strauss                                                       12,500
Morris Talansky                                                       12,500
Leonard R. and Jane G. Wohletz, Jr.                                   12,500
Wolfson Equities                                                      50,000
Martin Zelman                                                         12,500
                                                    =========================
                          Total                                      839,000
                                                    =========================


(1) Does not include shares of Class A Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Class A Common Stock issuable upon exercise of the Class B Warrants. The Selling Securityholders have agreed not to exercise the Class A Warrants being registered hereby for a period of one year from February 22, 1996.

         With the exception of Milton Klein, a director of the Company; Benjamin Danziger, the father of Leslie A. Danziger, Ray and Vita Pliskow, relatives of Louis A. Wagman; Louis Leeburg, a principal of the John E. Fetzer Institute--a principal stockholder of the Company; and, the Burns Family Trust, another principal stockholder of the Company, there are no material relationships between any of the Remaining Selling

Securityholders and the Company, nor have any such material relationships existed within the past three years. See "Certain Transactions" with reference to ownership by family members or affiliates of certain officers, directors and principal stockholders of Notes who received Class A Warrants and who are Remaining Selling Securityholders. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Remaining Selling Securityholder regarding the distribution of the Selling Securityholders Warrants or their underlying securities.

         The sale of the securities by the Remaining Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Remaining Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Remaining Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Remaining Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Each Selling Securityholder has agreed (i) not to sell, transfer, or otherwise dispose of publicly the Remaining Selling Securityholder Warrants except through a 270 day maximum lock up period measured from February 22, 1996, and (ii) not to exercise the Remaining Selling Securityholder Warrants for a period of one year from February 22, 1996. Purchasers of the Remaining Selling Securityholder Warrants will not be subject to such restrictions.

         Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Remaining Selling Securityholders Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event the Underwriter of the Company's offering or D.H. Blair & Co. Inc. ("Blair & Co.") is engaged in a distribution of the Remaining Selling Securityholders Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Remaining Selling Securityholders Warrants and the Remaining Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

         The Remaining Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                            DESCRIPTION OF SECURITIES

General

         In September 1995, the Board of Directors and the stockholders of the Company approved the recapitalization of the Company, which consisted of (i) a 1-for-5.5 reverse stock split of all then outstanding shares of Common Stock,
(ii) an increase of the  authorized  Common and Preferred  Stock of the Company,
(iii) a recapitalization of the shares of the Company's Common Stock into Class A Common Stock and Class E Common Stock, and similar adjustments to outstanding options and the option plans, and (iv) a stock dividend of one and one-half share of Class E-1 Common Stock, one and one-half shares of Class E-2 Common Stock and one share of Class E-3 Common Stock, for each share of Class A Common Stock outstanding following the reverse stock split. The Company's authorized capital stock now consists of (i) 40,000,000 shares of Common Stock, $.01 par value per share, divided into 34,500,000 shares of Class A Common Stock, 2,000,000 shares of Class E-1 Common Stock, 2,000,000 shares of Class E-2 Common Stock and 1,500,000 shares of Class E-3 Common Stock, and (ii) 5,000,000 shares of "blank check" Preferred Stock. Immediately prior to the IPO, there were outstanding 871,147 shares of Class A Common Stock (held by approximately 200 holders), and 1,441,724 shares of Class E-1 Common Stock, 1,441,724 shares of Class E-2 Common Stock, and 961,147 shares of Class E-3 Common Stock (all such classes of shares held by the same approximately 200 persons), and no outstanding shares of Preferred Stock.

         The following summary descriptions of capital stock of the Company are qualified in their entirety by reference to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), Certificate of Designation, and Bylaws (the "Bylaws"), a copy of each of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


Class A Common Stock

         Holders of Class A Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Class A Common Stock, including the election of directors. The Class A, Class E-1, Class E-2 and Class E-3 Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.

         Holders of Class A Common Stock are entitled to receive dividends, together with the holders of Class E-1, Class E-2 and Class E-3 Common Stock, pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding Preferred Stock. In the case of dividend or other distributions payable in stock of the Company, including distributions pursuant to stock splits or divisions of stock of the Company, only shares of Class A Common Stock will be distributed with respect to Class A Common Stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding Preferred Stock, shall be distributed to the holders of Class A Common Stock, together with the holders of Class E Common Stock to the extent such holders are then entitled to participate in such distribution. Holders of Class A Common Stock are not entitled to preemptive, subscription, cumulative voting or conversion rights, and there are no redemption or sinking fund provisions applicable to the Class A Common Stock. All outstanding shares of Class A Common Stock are, and the shares of Class A Common Stock offered hereby will be when issued, fully paid and non-assessable.

Class E-1, E-2 and E-3 Common Stock

         Each share of Class E-1, E-2 and E-3 Common Stock is entitled to one vote on all matters on which stockholders may vote, including the election of directors. The Class A, Class E-1, Class E-2 and Class E-3 Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law. Holders of Class E Common Stock are not entitled to preemptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to the Class E Common Stock. All shares of Class E Common Stock issued are and will be fully paid and non-assessable.

         Holders of Class E-1, E-2 and E-3 Common Stock are entitled to participate together with the holders of Class A Common Stock, pro rata based on the number of shares held, in the payment of dividends and in the liquidation, dissolution and winding up of the Company, subject to the rights of holders of any outstanding Preferred Stock. In the case of cash, securities and other property that is the subject of a distribution or dividend (except with respect to an acquisition of the Company or its merger with or into another entity) payable to Class E-1, E-2 or E-3 shareholders shall be held in escrow until the applicable Class E shares are converted into Class A Common Stock. In the case of dividends and other distributions payable in stock of the Company, including distributions pursuant to stock splits or divisions of stock of the Company, only shares of Class A Common Stock shad be distributed with respect to Class E-1, E-2 and E-3 Common Stock.

Conversion of Class E Common Stock

         A. Each share of Class E-1 Common Stock will be automatically converted into one share of Class A Common Stock, if, and only if, any one or more of the following conditions is/are met:

     (i) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited and determined by the Company's independent public accountants) (the "Minimum Pretax Income") is at least $8.0 million during any of the fiscal years ending June 30, 1996, 1997, 1998 or 1999;

     (ii) the Minimum Pretax Income is at least $10.3 million for the fiscal year ending June 30, 2000;

     (iii) the Bid Price (as defined) of the Company's Class A Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18-month period commencing on the date of this Prospectus;

     (iv) the Bid Price (as defined) of the Company's Class A Common Stock averages in excess of $16.75 per share for 30 consecutive business days during the 18-month period commencing 18 months from the date of this Prospectus; or

     (v) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of the Class A Common Stock of the Company (after giving consideration to the conversion of the Class E-1 Common Stock) receive per share consideration equal to or greater than: (i) $12.50 during the 18-month period commencing on the date of this Prospectus; or, (ii) $16.75 during the 18-month period commencing 18 months from the date of this Prospectus;

         B. Each share of Class E-2 Common Stock will be automatically converted into one share of Class A Common Stock, if, and only if, one or more of the following conditions is/are met:

     (i) the Minimum Pretax Income is at least $10.9 million during any of the fiscal years ending June 30, 1996, 1997, 1998 or 1999; or

     (ii) the Minimum Pretax Income is at least $14.0 million during the fiscal year ending June 30,

     (iii) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders  of  Class  A  Common  Stock  of  the  Company  receive  per  share consideration (after giving effect to the conversion of the Class E-1 Common Stock, and Class E-2 Common Stock) equal to or greater than: (i) $18.00 during the 18-month period commencing on the date of this Prospectus; or (ii) $23.00 during the 18-month period commencing 18 months from the date of this Prospectus.

         C. Each share of Class E-3 Common Stock will automatically be converted into one share of Class A Common Stock, if and only if, one or more of the following conditions is/are met:

     (i) the Minimum Pretax Income amounts to at least $28 million during any of the fiscal years ending June 30, 1996, 1997, 1998, 1999 or 2000;

     (ii) the Company is acquired by or merged with or into another entity during the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater than: (i) $30.00 during the 18-month period commencing on the date of this Prospectus; or
     (ii) $40.00 during the 18-month period commencing 18 months from the date of this Prospectus.

         D. Distributions in the event the Company is acquired or merged with or into another entity will be made as follows:

     (i) if the merger or acquisition proceeds are sufficient to pay the Class A Common Stock outstanding prior to such event up to the applicable Bid Price amount per share set forth in A(v), B(iii) or C(ii), the applicable Class E Common Stock shall participate in the balance remaining up to the applicable Bid Price per share amount;

     (ii) if the proceeds are sufficient to pay the holders of the Class A and the applicable Class E Common Stock the full amount set forth in A(v), B(iii) or C(ii), then the applicable Class E Common Stock will be converted into Class A Common Stock and distributions will be made pro rata on all such stock outstanding subsequent to such conversion.

         The shares of Class E Common Stock will be redeemed on September 30, 2000 by the Company for $.0001 per share if such earnings levels or market price targets are not achieved.

         The Minimum Pretax Income amounts set forth above shall be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of the IPO. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, stock dividends, recapitalizations or other similar events.

Redeem able Warrants

Class A Warrants

         Each Class A Warrant entitles the registered holder to purchase one share of Class A Common Stock and one Class B Warrant at an exercise price of $6.50 at any time until 5:00 P.M., New York City time, on February 22, 2001. Commencing one year from the date of this Prospectus, the Class A Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class A Warrant if the "closing price" of the Company's Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share. "closing price" shall mean the closing bid price if listed in the over-the-counter market on Nasdaq or otherwise or the closing sale price if listed on the Nasdaq National Market System or a national securities exchange. All Class A Warrants must be redeemed if any are redeemed.

Class B Warrants

         Each Class B Warrant entitles the registered holder to purchase one share of Class A Common Stock at an exercise price of $8.75 at any time until 5:00 P.M. New York City time, on February 22, 2001. Commencing one year from the date of this Prospectus, the Class B Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share. All Class B Warrants must be redeemed if any are redeemed.

General

         The Class A Warrants and Class B Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Underwriter and Continental Stock Transfer Company, New York, New York, as Warrant Agent, and will be evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Class A Common Stock or upon issuance of shares of Class A Common Stock at prices lower than the market price then in effect other than issuances upon exercise of options granted to employees, directors and consultants to the Company under the Company's stock option plans, other outstanding warrants on the date of this Prospectus or with respect to the Unit Purchase Option.

         The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.

         A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of Continental Stock Transfer Company, New York, New York, as Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and nonassessable.

         The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

Preferred Stock

         The Certificate of Incorporation of the Company authorize the issuance of 5,000,000 shares of Preferred Stock, none of which are currently outstanding. The Board of Directors, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue shares of Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. The Company has no present plans to issue any shares of Preferred Stock.

IPO Units

         The Company also has outstanding IPO Units which are currently listed on the Nasdaq SmallCap Market. Each IPO Unit consists of (i) one share of Class A Common Stock, (ii) one Class A Warrant and (iii) one Class B Warrant. The of Class A Common Stock, Class A Warrants and Class B Warrants were separately transferrable immediately upon issuance.

IPO Unit Purchase Option

         In conjunction with the Company's IPO, the Company granted to Blair IPO Unit Purchase Options to purchase up to 160,000 IPO Units. The Unit Purchase Options are exercisable at any time commencing on February 22, 1998 for a period of three years at an exercise price of $6.75 per Unit (135% of the initial public offering price) subject to adjustment in certain events to protect against dilution. These Units will be identical to the publicly traded Units except that the Class A Warrants and Class B Warrants included in the Unit Purchase Option will not be subject to redemption by the Company, except if at the time the Warrants are called for redemption, the Unit Purchase Options have been exercised and the underlying warrants are outstanding. The Unit Purchase Options cannot be transferred, sold, assigned or hypothecated until February 22, 1998, except in the case of a transfer to any officer of the underwriter for the IPO or a member of that selling group.

Certain Statutory and Charter Provisions

         Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a publicly-held Delaware corporation subject to the statute (an "Interested Stockholder") may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder; or (ii) upon consummation of the Business Combination, the Interest Stockholder owns 85% or more of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock option plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) the Business Combination is approved by the corporation's board of directors and authorized an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

         Section 203 of the Delaware General Corporation Law defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a Bennett on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholders, transactions with the corporation which increase the proportionate interest of the Interested Stockholder or transaction in which the Interested Stockholder receives certain other benefits.

     The Certificate of Incorporation of the Company, as amended, further provides that the following actions, among others, must be approved by the affirmative vote of the holders of 85% of the outstanding shares of capital stock entitled to vote thereon: (a) adopt, alter, amend or repeal the Bylaws;
(b) eliminate  indemnification of directors;  (c) grant any pre-emptive  rights;
(d) change the number or manner of election of the Board of Directors; and (e) eliminate the supermajority voting rights contained therein. In addition, unless approved by a majority of the Board, the affirmative vote of the holders of at least 85% of the outstanding shares is required to: (a) change the capital structure of the Company, or (b) amend the Certificate of Incorporation to allow stockholders to act without a meeting.

     These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the Certificate of Incorporation or Bylaws of the Company, may elect not to be governed by Section 203 of the Delaware General Corporation Law, effective twelve months after adoption. Neither the Certificate of Incorporation nor the Bylaws of the Company currently excludes the Company from the restrictions imposed by Section 203 of the Delaware General Corporation Law.

Transfer Agent and Warrant Agent

     Continental Stock Transfer Company, New York, New York will serve as Transfer Agent for the Common Stock and Warrant Agent for the Warrants.


                         SHARES ELIGIBLE FOR FUTURE SALE

         As of June 30,1996, the Company had outstanding an aggregate of 2,722,191 shares of Class A Common Stock. Of all such shares, the 1,840,000 shares of Class A Common Stock included in the Units sold in the IPO will be freely transferable without restriction under the Securities Act except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. All of the other shares of Class A Common Stock outstanding prior to the IPO are "restricted securities" as that term is defined under Rule 144. The Company's shares of Class E Common Stock are not transferable. Accordingly, holders of Class E Common Stock must hold such shares until such shares are converted into shares of Class A Common Stock. If converted, the shares of Class A Common Stock received upon conversion will be "restricted securities."

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), who has beneficially owned restricted securities for at least two years, may sell within any three-month period a number of restricted shares which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company with respect to restricted securities that satisfy a three-year holding period, without regard to the volume or other resale limitations. For shares issued in consideration of an unsecured or nonrecourse promissory note, the holding period does not commence until the note is paid in full. The above is a brief summary of Rule 144 and is not intended to be a complete description of the Rule.

     Substantially all of the current stockholders, including all of the principal stockholders, officers and directors of the Company, holding in the aggregate approximately 882,191 shares of Class A Common Stock, have agreed not to sell, assign or transfer or otherwise dispose publicly of any of their shares for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter. Following the expiration of such period, approximately 625,000 of such shares of Class A Common Stock will be freely transferrable subject to the requirements of Rule 144. Prior to the IPO, there has been no market for any securities of the Company and the Company is unable to predict the effect that sales under Rule 144, pursuant to a registered public offering or otherwise, may have on the then prevailing market price of the Common Stock, but such sales may have a substantial negative effect on such market price.

     As of June 30, 1996, options to purchase an aggregate of 155,578 shares of Class A Common Stock and 150,867 shares of Class E-1, 150,867 shares of Class E-2 and 100,578 shares of Class E-3 Common Stock were outstanding. An aggregate of an additional 12,297 shares of Class A Common Stock are available for future option grants under the Incentive Plan and the Directors Plan. See "Management --Stock Option Plans."

                              PLAN OF DISTRIBUTION

         The securities offered hereby are being offered directly by the Company pursuant to the terms of the Warrants. No underwriter is being utilized in connection with this offering.

         The Company has agreed to pay Blair a Solicitation Fee of 5% of the aggregate exercise price of each Warrant which is exercised, if (i) the market price of the Class A Common Stock on the date of the Warrant is exercises is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and
(v) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 as promulgated under the Exchange Act or respective state blue sky laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company.

         Blair acted as the underwriter of the Company's IPO in February and March 1996. Other than the securities underlying the Unit Purchase Option granted to Blair in connection with the IPO, the Company is not aware of any other securities of the Company owned by Blair. In connection with the IPO, the Company and Blair agreed to indemnify each other against certain liabilities in connection with the IPO and this offering including liabilities under the Act.

         In connection with the IPO, the Company sold to Blair, for nominal consideration, the Unit Purchase Option to purchase up to 160,000 IPO Units at an exercise price of $6.75 per IPO Unit. The Unit Purchase Options and the underlying securities cannot be transferred, sold, or assigned until February 22, 1998, except to officers of Blair or to any NASD member participating in the IPO and is exercisable during the period commencing February 22, 1998 and ending February 22, 2001.

         The Company entered into an agreement with Blair providing for the payment of a fee to Blair, in the event that Blair is responsible for a merger or other acquisition transaction to which the Company is a party. The fee is based on a percentage of the consideration paid in the transaction ranging from 7% of the first $1,000,000 to 2 (OMEGA)% of any consideration in excess of $9,000,000.

         Unless granted an exemption by the Commission from Rule 10b-6, Blair will be prohibited from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Blair may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair may be unable to continue to make a market in the Company's securities during certain periods while the Warrants are exercisable.

         The warrant prices and other terms of the Warrants have been determined by negotiation between the Company and Blair and are not necessarily related to the Company's asset value, net worth or other established criteria of value.

         Blair acted as a placement agent in connection with the Private Placement of the Bridge Notes and warrants completed in November 1995.

         Blair has informed the Company that The Securities and Exchange Commission is conducting an investigation concerning various business activities of Blair. The investigation appears to be broad in scope, involving numerous aspects of Blair's compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by Blair, or in which Blair made over-the-counter markets, persons associated with Blair, such issuers and other persons. The Company has been advised by Blair that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. Blair cannot predict whether this investigation will ever result in any type of formal enforcement action against Blair, or, if so, whether any such action might have an adverse effect on Blair or the securities offered hereby. Blair intends to make a market in the securities following the IPO. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

                                     EXPERTS

         The financial statements of the Company, at June 30, 1996 and for each of the two years in the period then ended appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to going concern mentioned in Notes to the financial statements) appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a Post-Effective Amendment to its Registration Statement on Form SB-2, File No. 33-80119,("Registration Statement") under the Securities Exchange Act of 1933, as amended with respect to the securities offered hereby. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance herewith files reports, proxy statements and other information with the Commission. For further information with respect to the Company, reports, proxy statements and other information and the securities offered, reference is made to such reports, proxy statements and other information, the Registration Statement and the exhibits filed as part thereof, which may be examined without charge and copies of such material can be obtained at prescribed rates from the Public Reference Section maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         A copy of the Company's Annual Report on Form 10-KSB, as filed with the Commission, is available upon request, without charge, by writing to LightPath Technologies, Inc., 6820 Academy Parkway East N.E., Albuquerque, New Mexico, 87109, Attention: Investor Relations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure


         Ernst & Young LLP was the principal accountants of LightPath. In July 1996, the Board of Directors of the Company voted on the recommendation of the Company's management to retain KPMG Peat Marwick to serve as the Company's principal accountants and to the dismissal of Ernst & Young LLP at the conclusion of the June 30, 1996 reporting period. Ernst & Young was notified of the dismissal in August 1996. The Company will obtain shareholder ratification for the selection of KPMG Peat Marwick at the annual meeting on September 30, 1996.

         In April 1996, the Company relocated its corporate headquarters to Albuquerque, New Mexico from Tucson, Arizona. Since that time the Company has continued to work with Ernst & Young's Tucson office. Ernst & Young does not have an Albuquerque office. The Board believes that the change to KPMG, which has an Albuquerque office, will be more convenient and efficient for the Company.

         There were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and such firm's report on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not modified as to audit scope, or accounting principles. For the past two years the audit report has contained explanatory language as to the uncertainty of the Company as a going concern. Additionally, Ernst & Young LLP's management letter related to their audit of the June 30, 1995 financial statements contained certain comments regarding material weaknesses noted. These particular comments related to the Company's internal controls in its accounting and financial reporting systems and information systems. The Company agreed to the inclusion of the explanatory language and the material weaknesses which management believes have been properly resolved subsequent to June 30, 1995.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                          Index to Financial Statements


Report of Ernst & Young LLP, Independent Auditors..........................F-2

Audited Financial Statements

Balance Sheet..............................................................F-3
Statements of Operations...................................................F-4
Statements of (Deficiency in Net Assets) Stockholders' Equity..............F-5
Statements of Cash Flows...................................................F-6
Notes to Financial Statements..............................................F-7

                Report of Ernst & Young LLP, Independent Auditors



Board of Directors
LightPath Technologies, Inc.

         We have audited the accompanying balance sheet of LightPath Technologies, Inc., (a development stage company) as of June 30, 1996, and the related statements of operations, (deficiency in net assets) stockholders' equity, and cash flows for each of the two years in the period ended June 30, 1996. These financial statements are the responsibility of LightPath Technologies, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statemens are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the finanical statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the finanical statements referred to above present fairly, in all material respects, the financial position of LightPath Technologies, Inc., as of June 30, 1996, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that LightPath Technologies, Inc., will continue as a going concern. As more fully described in the notes, since inception, the Company has incurred substantial losses related to its formation, research and development, and operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                           ERNST & YOUNG LLP

Tucson, Arizona
August 2, 1996

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                                  Balance Sheet

                                                                                    June 30,
                                                                                      1996
                                                                                  ------------
Assets
Current assets:
  Cash and cash equivalents                                                       $  4,335,133
  Trade accounts receivable                                                             23,500
  Inventories                                                                           66,186
  Advances to employees                                                                 14,445
  Prepaid expenses and other                                                            82,608
                                                                                  ------------
Total current assets                                                                 4,521,872

Property and equipment - net (Note 2)                                                  438,726
Intangible assets - net (Note 3)                                                       250,206
                                                                                  ------------
Total assets                                                                      $  5,210,804
                                                                                  ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued liabilities                                        $    362,206
  Accrued payroll and benefits                                                         274,237
                                                                                  ------------
Total current liabilities                                                              636,443

Note payable to related parties (Note 4)                                                30,000

Commitments and contingencies (Note 9)

Redeemable common stock (Note 8)
  Class E-1 - performance based and redeemable common stock 1,454,547 shares
   issued and outstanding                                                               14,545
  Class E-2 - performance based and redeemable common stock 1,454,547 shares
   issued and outstanding                                                               14,545
  Class E-3 - performance based and redeemable common stock 969,691 issued
   and outstanding                                                                       9,697

Stockholders' equity (Notes 5, 7 and 8)
   Preferred stock, $.01 par value; 5,000,000 shares authorized; none
    issued and outstanding                                                                --
   Common stock:
    Class A, $.01 par value, voting; 34,500,000 shares authorized; 2,722,191
     shares issued and outstanding                                                      27,222
   Additional paid-in capital                                                       18,692,578
   Deficit accumulated during the development stage                                (14,214,226)
                                                                                  ------------
Total stockholders' equity                                                           4,505,574
                                                                                  ------------
Total liabilities and stockholders' equity                                        $  5,210,804
                                                                                  ============

See accompanying notes

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                            Statements of Operations

                                                                                           Inception
                                                                                          August  23,
                                                                                         1985 through
                                                            Year Ended June 30             June 30,
                                                         1996               1995             1996
                                                    --------------------------------------------------
                                                                                          (Unaudited)
Revenues
   Product development fees                         $    167,000       $    102,000       $    269,000
   Lenses and other                                       33,444             64,465            120,388
                                                    --------------------------------------------------
Total revenues                                           200,444            166,465            389,388

Costs and expenses
   Cost of goods sold                                     18,563            141,605            206,855
   Selling, general and administrative                 1,818,615          1,345,468         11,146,436
   Research and development                               83,074            112,165          6,674,454
   Amortization of unearned compensation                 867,642            924,467          2,076,217
                                                    --------------------------------------------------
Total costs and expenses                               2,787,894          2,523,705         20,103,962
                                                    --------------------------------------------------
Operating loss                                        (2,587,450)        (2,357,240)       (19,714,574)

Other income(expense)
   Investment income                                      71,003               --               93,451
   Interest expense                                     (398,458)          (432,340)        (1,850,367)
                                                    --------------------------------------------------
Net loss                                            $ (2,914,905)      $ (2,789,580)      ($21,471,490)
                                                    ==================================================


Net loss per share                                  $      (1.98)      $      (3.95)              --
                                                    ==================================================
Number of shares used in per share calculation         1,471,006            705,580               --
                                                    ==================================================

See accompanying notes.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
          Statements of (Deficiency in Net Assets) Stockholders' Equity

                                                             Class A
                                                           Common Stock                         Treasury Stock
                                                    ----------------------      Additional  -----------------------
                                                     Number of                   Paid-in    Number of
                                                      Shares        Amount       Capital     Shares       Amount
                                                    -----------------------------------------------------------------
Balances at July 1, 1994                              643,491    $  6,435      $4,238,255   (208,484)   $ (224,802)
   Issuance of common stock                            46,348         464         446,573          -             -
   Common stock issued for services                     2,028          20          34,450          -             -
   Common stock from debt conversion                   37,792         378       1,031,755          -             -
   Sales of treasury stock                                  -           -          22,401     22,401        44,802
   Issuance of options to purchase common stock
     below market price                                     -           -       1,413,548          -            -
   Amortization of unearned compensation                    -           -               -          -            -
   Repurchase of common stock for treasury                  -           -               -     (5,000)      (10,000)
   Net loss                                                 -           -               -          -             -
                                                    -----------------------------------------------------------------
Balances at June 30, 1995                             729,659       7,297       7,186,982   (191,083)     (190,000)
   Issuance of common stock, net of offering costs  1,842,547      18,425       7,198,089          -             -
   Common stock issued for services                       182           2           4,990          -             -
   Common stock issued for debt conversion            152,418       1,524       4,294,880          -             -
   Sales of treasury stock                                  -           -               -    190,628       185,000
   Amortization of unearned compensation                    -           -               -          -             -
   Warrants issued with bridge loans                        -           -          62,500          -             -
   Retirement of  common and treasury stock            (2,615)        (26)        (54,863)       455          5000
   Net loss                                                 -           -               -          -             -
                                                    =================================================================
Balances at June 30, 1996                           2,722,191    $ 27,222     $18,692,578          -             -
                                                    =================================================================

                                                                           Deficit
                                                                         Accumulated
                                                                         During the
                                                         Unearned        Development
                                                       Compensation         Stage             Total
                                                       ----------------------------------------------------
Balances at July 1, 1994                                 $ (378,561)     $ (8,509,741)     $ (4,868,414)
   Issuance of common stock                                       -                 -           447,037
   Common stock issued for services                               -                 -            34,470
   Common stock from debt conversion                              -                 -         1,032,133
   Sales of treasury stock                                        -                 -            67,203
   Issuance of options to purchase common stock
     below market price                                  (1,413,548)                -                 -
   Amortization of unearned compensation                    924,467                 -           924,467
   Repurchase of common stock for treasury                        -                 -           (10,000)
   Net loss                                                       -        (2,789,580)       (2,789,580)
                                                       ----------------------------------------------------
Balances at June 30, 1995                                  (867,642)      (11,299,321)       (5,162,684)
   Issuance of common stock, net of offering costs                -                 -         7,216,514
   Common stock issued for services                               -                 -             4,992
   Common stock issued for debt conversion                        -                 -         4,296,404
   Sales of treasury stock                                        -                 -           185,000
   Amortization of unearned compensation                    867,642                 -           867,642
   Warrants issued with bridge loans                              -                 -            62,500
   Retirement of  common and treasury stock                       -                 -           (49,889)
   Net loss                                                       -        (2,914,905)       (2,914,905)
                                                       ====================================================
Balances at June 30, 1996                                         -     $ (14,214,226)     $  4,505,574
                                                       ====================================================

See accompanying notes.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                   Inception
                                                                                                     August
                                                                                                    23, 1985
                                                                       Year Ended                   through
                                                                         June 30                    June 30
                                                           --------------------------------------------------
                                                                1996               1995              1996
                                                           --------------------------------------------------
                                                                                                  (Unaudited)
Operating activities
Net loss                                                   $ (2,914,905)      $ (2,789,580)      $(21,471,490)
Adjustments to reconcile net loss to net cash used in
 operating activities:
   Depreciation and amortization                                 86,875             86,105            456,055
   Accretion of bridge notes                                    213,568             31,240            244,808
   Services provided for common stock                             5,000             34,552          1,140,813
   Write-off abandoned patent applications                        1,895             23,025            111,059
   Amortization of unearned compensation                        867,642            924,467          2,076,217
Changes in operating assets and liabilities:
  Receivables, advances to employees                             44,399            (10,762)           (37,945)
  Inventories                                                   (66,186)              --              (66,186)
  Prepaid expenses and other                                    (49,688)           (24,756)           (82,608)
  Accounts payable and accrued expenses                        (510,561)           504,497          1,922,107
                                                           --------------------------------------------------
Net cash used in operating activities                        (2,321,961)        (1,221,212)       (15,707,170)
Cash flows from investing activities
Property and equipment additions                               (269,057)            (2,678)          (866,486)
Costs incurred in acquiring patents                             (49,962)           (36,110)          (389,558)
                                                           --------------------------------------------------
Net cash used in investing activities                          (319,019)           (38,788)        (1,256,044)
Cash flows from financing activities
Proceeds from notes payable                                      40,000             76,100          4,398,606
Payments on notes payable                                      (314,511)          (172,535)        (1,097,350)
Proceeds from convertible notes payable                            --              391,000          1,465,529
Repayments of convertible notes payable                        (162,500)           (50,000)          (212,500)
Proceeds from bridge loans                                    1,285,433            480,315          1,765,748
Repayments of bridge loans                                   (1,250,000)              --           (1,250,000)
Proceeds from sales of common stock                           7,216,514            448,891          9,189,443
Repurchase of common stock                                      (40,000)           (10,000)          (569,512)
Proceeds from sales of treasury stock                           190,000             67,203            351,119
Proceeds from sales of limited partnership units                   --                 --            7,257,264
                                                           --------------------------------------------------
Net cash provided by financing activities                     6,964,936          1,230,974         21,298,347
                                                           --------------------------------------------------
Net increase (decrease) in cash and cash equivalents          4,323,956            (29,026)         4,335,133
Cash and cash equivalents at beginning period                    11,177             40,203               --
                                                           --------------------------------------------------
Cash and cash equivalents at end of period                 $  4,335,133       $     11,177       $  4,335,133
                                                           ==================================================
Supplemental disclosure of cash flow information:
Class A common stock issued for services                   $      4,992       $     34,470       $  1,111,617
Debt and interest converted into Class A common stock         4,296,404          1,032,133          6,281,164
Stock options granted for services                                 --               98,500             98,500
Class E common stock issued                                       9,613              3,448             38,801

See accompanying notes.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                   Notes to Financial Statements June 30,1996

Organization

LightPath Technologies, Inc. (the Company) was incorporated in Delaware on June 15, 1992 as the successor to LightPath Technologies Limited Partnership formed in 1989, and its predecessor, Integrated Solar Technologies Corporation formed on August 23, 1985. The Company is a development stage enterprise engaged in the research, development and production of GRADIUM(TM) lenses. GRADIUM is an optical quality glass material with varying refractive indices, capable of reducing optical aberrations inherent in conventional lenses and performing with a single lens, or fewer lenses, tasks performed by multi-element conventional lens systems. Since its inception in 1985, the Company has been engaged in basic research and development. With the proceeds from the initial public offering
(IPO) on February 22, 1996, the Company began to focus on product development and sales.

Basis of Presentation

The Company has incurred substantial losses since inception. The Company consummated an IPO to raise additional capital to further fund research, development and commercialization of GRADIUM with the objective of developing products that will achieve market acceptance. Management believes the net proceeds from the offering will be sufficient to finance the Company's working capital requirements for the next year. Without sales of the GRADIUM products, there is substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments to reflect the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


1. Summary of Significant Accounting Matters

Cash and cash equivalents consist of cash in the bank and temporary investments with maturities of ninety days or less when purchased.

Inventories which consists principally of raw materials, lenses and components are stated at the lower of cost, on a first-in, first-out basis, or market. Inventory costs include material, labor and manufacturing overhead.

Property  and   equipment  are  stated  at  cost  and   depreciated   using  the
straight-line method over the estimated useful lives of the related assets from three to seven years.

Intangible assets consisting of patents and trademarks, are recorded at cost. These assets are being amortized on the straight-line basis over the estimated useful lives of the related assets from ten to seventeen years.

Income taxes are accounted for under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change in deferred tax assets and liabilities during the period.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

Revenue recognition occurs from sales of product upon shipment.

Research and development costs are expensed as incurred.

Stock based employee compensation is accounted for under the provision of APB Opinion No. 25, Accounting for Stock Issued to Employees, which requires no recognition of compensation expense when the exercise price of the employees stock option equals the market price of the underlying stock on t;he date of grant.

Pro forma information required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, has been presented under the fair value method using a Black-Scholes option pricing model (see Note 7).

Per share data is computed using the weighted average number of common shares and common equivalent shares outstanding during each period after giving retroactive effect to the recapitalization (see Note 8). Restricted Class E common shares and stock options for the purchase of Class E common shares are considered contingently issuable and, accordingly, are excluded from the weighted average number of common and common equivalent shares outstanding.

Net loss per share for the period from inception through June 30, 1996 is not presented as the Company's predecessor was a limited partnership and no common shares were outstanding.

Management uses estimates and makes assumptions during the preparation of the Company's financial statements that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which in turn could impact the amounts reported and disclosed herein.

Financial instruments of the Company are valued as required by Statement of Financial Accounting Standards No. 107, Disclosures about Fair Values of
Financial Instruments. The carrying amounts of cash and cash equivalents approximate fair value.



2.  Property and Equipment

Property and equipment consist of the following:

                                                     June 30,1996

         Manufacturing equipment                     $  491,614
         Computer equipment and software                203,243
         Furniture and fixtures                          84,656
         Leasehold improvements                          65,207
                                                     ------------
                                                        844,720
         Less depreciation                             (405,994)
                                                     ============
                                                     $  438,726
                                                     ============

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

3. Intangible Assets

Intangible assets consist of the following:

                                                     June 30,1996

       Patents and trademarks granted                $  162,838
       Patent applications in process                   106,863
       Trademark applications in process                  8,797
                                                     ------------
                                                        278,498
       Less amortization                                (28,292)
                                                     ------------
                                                     $  250,206
                                                     ============

4.   Note Payable

At June 30, 1996, the Company has a note payable to a stockholder of $30,000, which bears interest at 10.28%, payable monthly. The stockholder has agreed to make repayment of the remaining balance contingent upon the Company meeting the conditions for conversion of the Class E-1 common stock into Class A common stock (as discussed in Note 8).

Bridge Loans

In November 1995, the Company completed a bridge financing consisting of an aggregate of $1,250,000 principal amount of Bridge Notes and 625,000 Bridge Warrants from which it received net proceeds of $1,070,380, after deducting commissions and expenses of such financing. The Bridge Notes and accumulated interest were repaid with proceeds from the initial public offering. The Bridge Warrants entitled the holders to purchase one share of common stock for $3 per share, which were automatically exchanged on the closing of the IPO into 625,000 Class A warrants with exercise price of $6.50 per share. The warrants, which were initially valued at $62,500 by management were recorded as debt discount. Debt discount and deferred financing costs were amortized over the life of the loan.

Conversion of Debt into Equity

In October and November 1995, the majority of the holders of bridge notes agreed to convert $440,000 in principal and related accrued interest under such notes into shares of Class A and Class E common stock at a conversion rate of $5.50 per share. In February 1996, the Company converted the remaining $215,000 in principal and related accrued interest into shares of Class A and Class E common stock at a conversion rate of $5.50 per share. As additional consideration for the debt conversion, the Company issued 214,000 Class A warrants to the noteholders.

In February 1996, in conjunction with the IPO, certain other debtholders agreed to convert approximately $3.3 million in principal, accrued interest and other payables into shares of Class A and Class E common stock at a conversion price of $5.50 per share.

Interest of $58,023 and $21,613 was paid in 1996 and 1995 respectively.


5. Deferred Employee Salaries

In November 1993, the Company implemented a plan for the deferment of a portion of all employees' salaries. The salaries not paid were accrued as a continuing obligation of the Company. As of June 30, 1996 and 1995, the total deferred amounts were $211,470 and $789,449 respectively. During 1996 portions of these deferrals were repaid with proceeds from bridge loans, while other obligations were converted into common stock. Additionally, in November 1995, key officers of the Company agreed to convert $350,000 of their deferred amounts into Class E common stock at an average conversion price

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

of $1 per share. Key officers and employees of the Company have agreed to make repayment of the June 30, 1996 balance plus the balance of an accrued liability for a director (totals $275,000) contingent upon the Company meeting the conditions for conversion of the Class E-1 common stock into Class A common stock (as discussed in Note 8).

6. Income Taxes

Temporary differences between the net operating losses for financial reporting and income tax purposes primarily relate to the use of the cash method of accounting and deferral of research and development and start-up expenses for tax purposes. Research and development and start-up expenses will be deductible over a five year period commencing with the year the Company advances from the development stage into its commercialization phase.

For financial reporting purposes a valuation allowance of $3,674,000 has been recognized to offset the Company's deferred tax assets. The valuation allowance has increased by $692,000 and $747,000 during the years ended June 30, 1996 and 1995, respectively, as a result of increased deferred tax assets created principally by the operating losses and the deferral of research and development and start-up expenses.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. Significant components of the Company's deferred tax assets at June 30, 1996 are as follows:

     Deferred tax assets:
        Capitalized start-up expenses, net                     $    2,474,000
        Capitalized research and development expenses                 533,000
        Net operating loss carryforwards                              434,000
        Research and development credits                              106,000
        Other deferred deductions                                     127,000
                                                               -----------------
     Total deferred tax assets                                      3,674,000
     Valuation allowance for deferred tax assets                   (3,674,000)
                                                               -----------------
                                                               $          --
                                                               =================

The reconciliation of income tax attributable to operations computed at the U.S. federal statutory tax rates is a difference equal to the federal statutory rate given that the annual losses resulted in no tax benefits.

At June 30, 1996, the Company has net operating loss carryforwards for federal income tax purposes of approximately $1 million which will begin to expire in 2009 if not previously utilized. The Company also has research and development credit carryforwards of approximately $106,000 which will begin to expire in 2009, if not previously utilized. The majority of the net operating loss carryforward and research and development credits are subject to certain
limitations   of  the  Internal   Revenue  Code  which   restrict  their  annual
utilization.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

7. Employee and Director Stock Option Plans

At June 30, 1996 the Company has three stock based compensation plans which are described below. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Prior to becoming a public company, the Company's management valued options granted based on the cash transactions price of the Company's common stock during the period of grant. Certain of the grants, prior to 1995, were at less than fair market value and the Company recorded total unearned compensation of $1,413,548 and $662,669 in 1995 and 1994, respectively, at the date of the grants, and was amortizing the unearned compensation expense over the vesting periods. The amortization expense totaled $867,642 and $924,467 in 1996 and 1995, respectively. The unamortized balance of unearned compensation was charged to expense in the first quarter of fiscal 1996 when the vesting of all options outstanding was accelerated due to the approval by the stockholders of an underwriting agreement. No compensation costs have been recognized for its fixed stock options plans where fair market value equalled the option price at the date of grant. Had compensation costs for the Company's stock based compensation plans been determined consistent with FASB Statement No. 123, the Company's net loss and net loss per share for the year ended June 30, 1996 would have been substantially the same as reported.

In June 1992, the Company implemented the Omnibus Incentive Plan (the "Incentive Plan"), and the Directors Stock Option Plan (the "Directors Plan"). An aggregate of 104,545 and 13,636 shares of the Company's common stock has been reserved for awards under the Incentive Plan and the Directors Plan, respectively.

The Incentive Plan authorizes the Company to grant various awards using common stock, and cash to officers and other key employees of the Company, including incentive stock options, nonqualified stock options, "reload" options, deferred compensation stock options, stock appreciation rights, restricted stock grants, restricted unit grants and performance bonus awards. The term of the options granted under the Incentive Plan cannot exceed ten years for all option holders except stockholders with 10% or more of the Company's stock for which the term is five years after the date of grant. Each option issued prior to the IPO is now, due to the recapitalization discussed in Note 8, bundled into an option for the purchase of one share of Class A common stock, 1.5 shares each of Class E-1 and E-2 common stock and one share of Class E-3 common stock. Options under the Incentive Plan available for grant at June 30, 1996 were 2,161 shares of Class A common stock.

The Directors Plan authorizes the Company to grant awards to certain eligible nonemployee directors of the Company using common stock. Under the plan formula:
i) each of the current nonemployee directors will receive options to purchase 182 shares of the Company's common stock at the date of each annual meeting of stockholders; and ii) on the date an individual first becomes a nonemployee director, they will receive options to purchase 900 shares of the Company's common stock which vest ratably over a three year period. Each option granted under the Directors Plan will be granted at a price equal to the fair market value of such shares on the date the options are granted with a term of ten years. Each option issued prior to the IPO is now, due to the recapitalization discussed in Note 8, bundled into an option for the purchase of one share of Class A common stock, 1.5 shares each of Class E-1 and E-2 common stock and one share of Class E-3 common stock. Options under the Director Plan available for grant at June 30, 1996 were 10,136 shares of Class A common stock.

In addition, the Company has issued nonqualified options to certain directors and consultants to the Company not covered by the Incentive or Directors Plan. The Company issued 26,628 shares in 1995 to consultants for services rendered, recognizing $445,000 in cost related to these options issued. Each option issued prior to the IPO is now, due to the recapitalization discussed in Note 8, bundled into an option for the purchase of one share of Class A common stock,
1.5 shares each of Class E-1 and E-2 common stock and one share of Class E-3 common stock.

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

A summary of the status of the stock option plans as of June 30, 1996 and 1995 and changes during the years ended is presented below:

========================================================================================
                                    Incentive         Directors
Shares under option:                Plan              Plan                  Nonqualified
----------------------------------------------------------------------------------------
Outstanding at June 30, 1994                19,655             4,182           24,675
Granted                                     57,529                 -           26,628
Exercised                                        -                 -                -
Lapsed or canceled                         (12,891)             (682)               -
                                    ----------------------------------------------------
Outstanding at June 30, 1995                64,293             3,500           51,303
Granted at $5.00                            55,000                 -                -
Exercised                                        -                 -                -
Lapsed or canceled                         (16,909)                -           (1,609)
                                    ----------------------------------------------------
Outstanding at June 30, 1996               102,384             3,500           49,694
                                    ====================================================

Options exercisable:
  June 30, 1996                             57,384             3,500           49,694
Weighted-avg fair value of
options granted during year               $   1.03                 -                -

The following table summarizes information about fixed stock options outstanding at June 30, 1996:

                                      Options Outstanding                             Options Exercisable
====================================================================================================================
                                           Weighted-Avg.
 Range of                  Number            Remaining                                Number
 Exercise              outstanding at       Contractual         Weighted-Avg.     Exercisable at     Weighted-Avg.
  Prices                June 30,1996           Life             Exercise Price    June 30, 1996      Exercise Price
--------------------------------------------------------------------------------------------------------------------
$ 5  to 15                  137,673       8.7 Years                   $  5.57          92,673               $  5.85
$ 25 to 40                   12,658       7.3                         $ 35.71          12,658               $ 35.71
$ 41 to 55                    5,247       7.2                         $ 44.44           5,247               $ 44.44
                     ------------------                                        ------------------
$ 5  to 55                  155,578       8.5                         $ 9.33          110,578               $ 11.09
                     ==================                                        ==================


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996: dividend yield of 0%; expected volatility of 25%; risk free interest rate of 7%; and expected lives of 2 years.

8.  Stockholder's Equity

Initial Public Offering

The Company completed an IPO on February 22, 1996 for the sale of units which consisted of one share of Class A common stock, one Class A warrant and one Class B warrant. The initial public offering price per unit was $5.00.

Common Stock

Effective September 29, 1995, the Board of Directors and the stockholders of the Company approved the recapitalization of the Company as follows:

A 1-for-5.5 reverse stock split of all then outstanding shares of common stock. Concurrently, a stock dividend of 1.5 shares of Class E-1 common stock, 1.5 shares of Class E-2 common stock and one

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

share of Class E-3 stock, for each share of Class A common stock outstanding following the reverse stock split was declared

The Company's common stock and preferred stock consists of the following:

- Authorized 34,500,000 shares of Class A common stock, $.01 par value. The stockholders of Class A common stock are entitled to one vote for each share held.

- Authorized 2,000,000 shares of Class E-1 common stock, $.01 par value. The stockholders of Class E-1 common stock are entitled to one vote for each share held. Each Class E-1 share will automatically convert into one share of Class A common stock in the event that (i) the Company's income before provision of income taxes and extraordinary items or any charges which result from the conversion of the Class E common stock is equal to or exceeds $8,000,000 in fiscal 1996, 1997, 1998 or 1999, or is at least
     $10,300,000 in fiscal 2000; or (ii) the Company's bid price per share of Class A common stock averages in excess of $5.00 multiplied by 2.5 (subject to adjustment for stock splits) for 30 consecutive business days during the 18-month period commencing on February 22, 1996, or (iii) the bid price per share of Class A common stock averages in excess of $5.00 multiplied by
     3.35 (subject to adjustment for stock splits) for 30 consecutive business days during the period from 18 months through 36 months after February 22, 1996, or (iv) the Company is acquired by or merged with or into another entity during any of the periods referred to in (ii) or (iii) and as a result thereof holders of the Class A common stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1 common stock) equal to or greater than the respective bid price amounts set forth in (ii) or (iii) above, respectively, as applicable.

- Authorized 2,000,000 shares of Class E-2 common stock, $.01 par value. The stockholders of Class E-2 common stock are entitled to one vote for each share held. Each Class E-2 share will automatically convert into one share of Class A common stock in the event that (i) the Company's income before provision of income taxes and extraordinary items or any charges which result from the conversion of the Class E common stock is equal to or exceeds $10,900,000 in fiscal 1996, 1997, 1998 or 1999, or is at least
     $14,000,000 in fiscal 2000; or (ii) the Company is acquired by or merged with or into another entity during any of the periods referred to below and as a result thereof holders of the Class A common stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1 and Class E-2 common stock) equal to or greater than 3.6 times $5.00 during the 18-month period commencing on February 22, 1996, or
     4.6 times $5.00 during the period from 18 months through 36 months after February 22, 1996 set forth in (ii) or (iii) above, respectively, as applicable.

- Authorized 1,500,000 shares of Class E-3 common stock, $.01 par value. The stockholders of Class E-3 common stock are entitled to one vote for each share held. Each Class E-3 share will automatically convert into one share of Class A common stock in the event that (i) the Company's income before the provision of income taxes and extraordinary items or any charges which result from the conversion of the Class E common stock is equal to or exceeds $28,000,000 in fiscal 1996, 1997, 1998, 1999 or 2000; or (ii) the
     Company is acquired by or merged with or into another entity during the periods referred to below and as a result thereof holders of Class A common stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, E-2 and E-3 common stock) equal to or greater than 6 times $5.00 price during the 18-month period commencing on February 22, 1996, or 8 times $5.00 during the period from 18 months through 36 months after February 22, 1996.

     The shares of Class E common stock will be redeemed on September 30, 2000 by the Company for $.0001 per share and will be canceled by the Company without further obligation to the stockholder if such earnings levels a market price targets are not achieved.

     The Class E common stock performance shares have the characteristics of escrowed shares; therefore, shares owned by key officers, employees, directors or consultants of the Company are

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

     subject to variable plan compensation accounting. In the event the Company attains any of the earnings thresholds or the Company's Class A common stock meets certain minimum market prices required for the conversion of Class E common stock by such stockholders, the Company will be required to recognize compensation expense in the periods in which the stated criteria for conversion are probable of being met.

- Authorized 5,000,000 shares of preferred stock; no par value, none of which have been issued. Designations, rights, and preferences related to these shares may be determined by the Board of Directors. The terms of any series of preferred stock may include priority claims to assets and dividends and voting or other rights.


Warrants

Each Class A warrant entitles the holder to purchase one share of Class A common stock and one Class B warrant at an exercise price of $6.50 until February 22, 2001. Commencing one year from the offering, the Class A warrants are redeemable by the Company on 30 day's written notice at a redemption price of $.05 per warrant if the closing price of the Class A common stock for any 30 consecutive trading days ending within 15 days of the notice averages in excess of $9.10 per share.

Each Class B warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $8.75 until February 22, 2001. Commencing one year from the offering, the Class B warrants are redeemable by the Company on 30 day's written notice at a redemption price of $.05 per warrant if the closing price of the Class A common stock for any 30 consecutive trading days ending within 15 days of the notice averages in excess of $12.25 per share. All Class B warrants must be redeemed if any are redeemed.

All of the Class A warrants, the Class A common stock and Class B warrants issuable upon exercise of such Class A warrants and the Class A common stock issuable upon exercise of the Class B warrants were registered and tradeable subject to a contractual restriction that such Class A warrants and underlying securities may not be sold for a period of between 90 and 270 days after the effective date of the IPO. Original securityholders have also agreed not to exercise their warrants for a period of one year following the effective date of the IPO; provided, however, that subsequent purchasers of the warrants are not subject to such restrictions on exercise.


9. Commitments and Contingencies

The Company has operating leases for office equipment and office space. Effective April 1, 1996 Company has entered into a 5 year lease (with a three year renewal option) agreement for a 13,300 square foot manufacturing and office facility in Albuquerque, New Mexico. Rent expense recognized for the years ended June 30, 1996 and 1995 was $55,640 and $66,352 respectively. Commitments under noncancelable operating leases are $93,500 for 1997; $89,000 for 1998; $91,000 for 1999; $94,000 for 2000; and $73,000 for 2001.

The Company has outstanding purchase commitments for approximately $100,000 at June 30, 1996 for capital expenditures for the manufacturing facility.

In June 1996, the Company entered into an agreement with Invention Machine Corporation (IMC) for a benchmarking and prediction analysis of technologies related to LightPath's proprietary process for the manufacturing of GRADIUM. The agreement calls for the Company to pay IMC a total of $24,000 from July 1996 through December 1996 and issue 40,000 shares of unregistered Class A common stock upon completion of the project.

In 1995, a former employee commenced a lawsuit against the Company for deferred compensation and reimbursable expenses. A second lawsuit was commenced by this same person alleging wrongful

                          LightPath Technologies, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements - Continued

discharge. The Company settled both of these lawsuits in May 1996, for approximately $75,000. The majority of which was deferred compensation accrued in 1995.

The Company is involved in other various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the Company's financial statements. The Company is also aware of the existence of certain unasserted claims. Certain potential claims exist due to nonpayment of payables during the periods when the Company had inadequate cash flow. Third parties have not recently manifested their intent to pursue such matters. Management is of the opinion that such matters are not likely to be asserted or if they are will not result in any material liability to the Company.


10.  Related Party Transactions

During the fiscal year ended June 30, 1996, two directors of the Company, provided legal and consulting services to the Company for which they billed the Company approximately, $58,000. In addition, the Company was provided legal and consulting services by several individuals and companies who are stockholders of the Company, for which they billed approximately, $144,000. The Company has retained the legal services of a stockholder for licensing work to be performed during fiscal 1997 for $90,000 of which half is paid in cash and half in Class A common stock.

11.   Supplemental Net Loss Per Share Information

On February 22, 1996 the Company completed an IPO upon which shares of common stock was issued due to the conversion of certain accounts payable, accrued liabilities, payables to related parties, notes payable, convertible notes payable and bridge loans into Class A common stock and shares of Class E common stock. Had the conversion occurred on July 1, 1995 the earnings per share amounts for 1996 would have been as follows:

                                              1996
                                              ----
Actual                                      $(1.98)
Adjustments                                    .07
                                        -----------------
Supplemental                                $(1.91)
                                        =================

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in conneNo dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given r made, such information and representations must not be relied upon has having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the deliver of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                             ----------------------
                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Prospectus Summary                                                            3
Risk Factors                                                                  7
Use of Proceeds                                                              12
Dividend Policy                                                              13
Price Range of Class A Common Stock                                          13
Capitalization                                                               14
Selected Financial Data                                                      15
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations                                                              16
Business                                                                     18
Management                                                                   25
Principal Stockholders                                                       33
Certain Transactions                                                         34
Concurrent Offering by Selling Securityholders                               35
Description of Securities                                                    38
Shares Eligible For Future Sale                                              42
Plan of Distribution                                                         43
Experts                                                                      44
Available Information                                                        44
Changes and Disagreements with Accountants on
  Accounting and Financial Disclosure                                        45
Financial Statements                                                         F-1
                             ----------------------

Until ____________, 1996, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subsciptions.

                          LIGHTPATH TECHNOLOGIES, INC.

         1,840,000 UNITS, EACH CONSISTING OF ONE SHARE OF CLASS A COMMON
              STOCK AND ONE REDEEMABLE B WARRANT, ISSUABLE UPON THE
                      EXERCISE OF REDEEMABLE CLASS WARRANTS
              AND 3,680,000 SHARES OF CLASS A COMMON STOCK ISSUABLE
                UPON THE EXERCISE OF REDEEMABLE CLASS B WARRANTS

                             ----------------------

                                   PROSPECTUS

                             ----------------------

                               _____________, 1996

                                                                       ALTERNATE
PROSPECTUS
                          LIGHTPATH TECHNOLOGIES, INC.
                 839,000 Redeemable Class A Warrants to Purchase
                     839,000 Shares of Class A Common Stock
                     and 839,000 Redeemable Class B Warrants
               to Purchase 839,000 Shares of Class A Common Stock

         This Prospectus relates to 839,000 redeemable Class A Warrants (the "Class A Warrants") of Lightpath Technologies, Inc., a Delaware corporation (the "Company"), 625,000 of which were issued to investors upon conversion of other warrants issued to such investors in a private placement by the Company in November 1995 (the "Private Placement"), and 214,000 of which were issued to other investors upon conversion of certain Notes issued by the Company in a private placement during the first seven months of 1995. See "Selling Securityholders." This Prospectus also relates to 839,000 Redeemable Class B Warrants ("Class B Warrants") issuable upon exercise of the Class A Warrants and 1,678,000 shares of Class A Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants. Each Class A Warrant entitles the holder to purchase, at an exercise price of $6.50, subject to adjustment, one Class B Warrant and one share of Class A Common Stock. Each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Class A Common Stock. The Class A Warrants and the Class B Warrants (collectively, the "Warrants") are exercisable at any time after issuance through the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Class A Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date the Warrants are called for redemption. See "Description of Securities."

         The securities offered by this Prospectus may be sold from time to time by the holders thereof ("Selling Securityholders"), or by their transferees. All of the Class A Warrants are expected to become freely traceable commencing 90 days from the date of this Prospectus, and the securities underlying such Class A Warrants are expected to become freely traceable commencing one year from the date of this Prospectus. See "Concurrent Offering." The distribution of the securities offered hereby may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated paces. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

         The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, Including liabilities under the Act.

         The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders.

         On December 7, 1995, the Company filed a Registration Statement under the Act with respect to a public offering by the Company (the "Offering") underwritten by D.H. Blair Investment Banking Corp. ("Blair") of 1,840,000 Units, each Unit consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant, with the Securities and Exchange Commission (the "Commission"). The Company received approximately $7,200,000 net Proceeds from the Offering after payment of underwriting discounts and commissions and estimated expenses of the Offering. In the event all of the Class A and Class B Warrants are fully exercised, the Company will receive gross proceeds of approximately $61,835,000.

         The Company has agreed to pay Blair a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise price in connections with the exercise of Warrants under certain conditions. See "Selling Securityholders and Plan of Distribution." The warrant prices and other terms of the Warrants have been determined by negotiation between the Company and Blair and are not necessarily related to the Company's asset value, net worth or other established criteria of value.

                             ----------------------
THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                             ----------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATESECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONTO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1996.

                                                                       ALTERNATE
                               CONCURRENT OFFERING

         On December 7, 1995, the Company Filed a Registration Statement under the Securities Act with respect to an underwritten offering of the 1,840,000 IPO Units by the Company (i.e., the IPO). The offering of the IPO Units has subsequently been completed, but the Company may be deemed to continue to be offering securities pursuant to the outstanding Warrants. Sales of Securites by the Selling Securityholders, or the potential of such sales, chould have an adverse effect on the market price of the Warrants and of the Class A Common Stock purchasable upon exercise of the Warrants.


                                                                       ALTERNATE
                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

         An aggregate of 839,000 Class A Warrants, consisting of Class A Common Stock and a Class B Warrant may be offered by certain security holders who received their Class A Warrant in connection with the Private Placement in November 1995.

         The following table sets forth certain information with respect to each Remaining Selling Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Remaining Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.


                                                   Number of Class A
                                                 Warrants Beneficially
                                                   Owned and Maximum
Selling Securityholders                           Number to be sold(1)
-----------------------                           --------------------
Magid Abraham                                                     50,000
William Aden                                                      35,000
Bruce Barrus                                                       8,500
Thomas J. & Dorothy M. Biuso                                      12,500
Burns Family Trust                                                  1200
Kenneth & Sherry Cohen                                            12,500
David B. Cornstein                                                25,000
Benjamin Danziger                                                 21,000
Charles Garcia                                                     7,500
Irving L. Goldman                                                 25,000
Stuart Gruber                                                     12,500
Kenneth Hoffer                                                    15,000
Herman S. Howard                                                  50,000
Michael Jesselson 12/18/80 Trust                                  25,000
Jesselson Grandchildren 12/18/80 Trust                            50,000
Robert & Eileen Jordan                                            12,500
Milton Klein                                                      16,000
Guy Knolle                                                        17,500
Louis Leeburg                                                      7,500
William Leeburg                                                   15,000
William Leeburg Profit Sharing Plan                               15,000
Lenny Corp                                                        12,500
William J. Lipkin                                                 12,500
Gloria Marra                                                      25,000
Charles Bechert                                                    7,500
James S. Mulholland, Sr.                                          37,500

Ray & Vita Pliskow                                                17,000
Robin Prever                                                      25,000
Marc Roberts                                                      25,000
Robert Roberts                                                     7,500
F.B. Rooke & Sons                                                 18,000
Alan J. Rubin                                                     25,000
Robert & Daniel Ruscutti                                          12,500
Anand J. Sathe                                                    12,500
Louise Schrier                                                    50,000
E. Donald Shapiro                                                 12,500
Gary J. Strauss                                                   12,500
Morris Talansky                                                   12,500
Leonard R. and Jane G. Wohletz, Jr.                               12,500
Wolfson Equities                                                  50,000
Martin Zelman                                                     12,500
                                                =========================
                          Total                                  839,000
                                                =========================


(1) Does not include shares of Class A Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Class A Common Stock issuable upon exercise of the Class B Warrants. The Remaining Selling Securityholders have agreed not to exercise the Class A Warrants being registered hereby for a period of one year from February 22, 1996.

         With the exception of Milton Klein, a director of the Company; Benjamin Danziger, the father of Leslie A. Danziger, Ray and Vita Pliskow, relatives of Louis A. Wagman; Louis Leeburg, a principal of the John E. Fetzer Institute--a principal stockholder of the Company; and, the Burns Family Trust, another principal stockholder of the Company, there are no material relationships between any of the Remaining Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. See
"Certain Transactions" with reference to ownership by family members or affiliates of certain officers, directors and principal stockholders of Notes who received Class A Warrants and who are Remaining Selling Securityholders. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Remaining Selling Securityholder regarding the distribution of the Remaining Selling Securityholders Warrants or their underlying securities.

         The sale of the securities by the Remaining Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Remaining Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

         Remaining Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Remaining Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Remaining Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Each Remaining Selling Securityholder has agreed (i) not to sell, transfer, or otherwise dispose of publicly the Selling Securityholder Warrants except through a 270 day maximum lock up period measured from February 22, 1996, and (ii) not to exercise the Remaining Selling Securityholder Warrants for a period of one year from February 22, 1996. Purchasers of the Remaining Selling Securityholder Warrants will not be subject to such restrictions.

         Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Remaining Selling Securityholders Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event the Underwriter of the Company's offering or D.H. Blair & Co. Inc. ("Blair & Co.") is engaged in a distribution of the Remaining Selling Securityholders Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Remaining Selling Securityholders Warrants and the Remaining Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Remaining Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Remaining Selling Securityholders.

         The Remaining Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has agreed to pay Blair a Solicitation Fee of 5% of the aggregate exercise price of each Warrant which is exercised, if (i) the market price of the Class A Common Stock on the date of the Warrant is exercises is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and
(v) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 as promulgated under the Exchange Act or respective state blue sky laws. Any costs incurred by the Company in connection with the exercising of the Warrants shall be borne by the Company.

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in conneNo dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given r made, such information and representations must not be relied upon has having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the shares of Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of Common Stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the deliver of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                             ----------------------
                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary                                                           3
Risk Factors                                                                 7
Use of Proceeds                                                              12
Dividend Policy                                                              13
Price Range of Class A Common Stock                                          13
Capitalization                                                               14
Selected Financial Data                                                      15
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations                                                              16
Business                                                                     18
Management                                                                   25
Principal Stockholders                                                       33
Certain Transactions                                                         34
Concurrent Offering by Selling Securityholders                               35
Description of Securities                                                    37
Shares Eligible For Future Sale                                              42
Plan of Distribution                                                         43
Experts                                                                      44
Available Information                                                        44
Financial Statements                                                         F-1

                             ----------------------

Until ____________, 1996, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subsciptions.

                          LIGHTPATH TECHNOLOGIES, INC.

                       839,000 Redeemable Class A Warrants
                       839,000 Redeemable Class B Warrants
                    1,678,000 Shares of Class A Common Stock
                             ----------------------
                                   PROSPECTUS
                             ----------------------

                               _____________, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article TENTH of the Company's Certificate of Incorporation, as amended, provides as follows:

         TENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the DGCL. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

         Article VII of the Company's Bylaws provides, in summary, that the Company is required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company. Indemnification is against all liability and loss suffered and expenses reasonably incurred. Unless required by law, no such indemnification is required by the Company of any person initiating such suit, action or proceeding without board authorization. Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification. For a full text of Article VI of the Bylaws, see Exhibit 3.3 to this Registration Statement.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         It is estimated  that the  following  expenses,  in addition to Blair's
Solicitation Fee of 5% of the Warrant exercise price under certain circumstances, will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company:


                                                                      Amount
                                                                      ------

Legal fees and expenses...........................................  $8,000.00

Accounting fees and expenses......................................  $4,000.00

Printing expenses.................................................  20,000.00

     Total........................................................  32,000.00
                                                                    =========

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES


         During the period commencing September 1, 1992, the Company sold or issued the securities listed below without registration under the Securities Act of 1933, as amended.

         During September and October of 1992, the Company issued 35,497 shares of Common

Stock for an aggregate cash consideration of $322,025 to eleven accredited investors, all but two of whom were existing shareholders of the Company.

         In December 1992, the Company sold $774,500 of 9% Convertible Subordinated Debentures Due December 31, 1994 to 17 accredited investors, all but two of whom were existing shareholders of the Company. These debentures were convertible into shares of Common Stock of the Company at a conversion price of $7.81 per share, with interest also payable in shares at a price of $3.00 per share. Prior to the maturity of these debentures, debentures with an aggregate principal amount of $448,488 were converted into a total of 66,408 shares of Common Stock, including shares issued in payment of interest.

         Between January and March 1993, the Company issued 110,634 shares of Common Stock for an aggregate cash consideration of $935,785 to 43 accredited investors, all but five of whom were existing shareholders of the Company.

         During April and May of 1993, a total of 184,699 shares of Common Stock were sold by the Company for the account of a founding shareholder for aggregate consideration of $438,107 from 34 existing shareholders of the Company. All of the proceeds were paid to the founding shareholder.

         Between July 1993 and April 1994, the Company issued 105,223 shares of Common Stock to 19 accredited investors, of whom 10 were existing shareholders of the Company, for an aggregate consideration of $704,002. During this period 1,779 shares were also issued to five existing shareholders of the Company (including one executive officer and one director) in payment of interest for funds lent to the Company.

         Between June and September 1994, the Company sold 27,500 shares of Common Stock for an aggregate consideration of $139,000 to six accredited investors.

         In November and December of 1994, the Company sold $391,000 principal amount of Short-Term Mandatorily Convertible Notes to 34 accredited investors, of whom 31 were existing shareholders of the Company. These notes were converted according to the terms of the Notes into 78,200 shares of Common Stock of the Company in March 1995.

         In March and April of 1995, the Company sold 10,750 shares of Common Stock for aggregate consideration of $53,750 to six existing shareholder of the Company all of whom were accredited investors.

         Since May 1995, 150,167 shares of Common Stock have been issued upon conversion of an aggregate of $750,809 of funds borrowed by the Company from 12 existing shareholders of the Company, all of whom are accredited investors.

         Since January 1995, the Company has issued to 13 accredited investors, of whom nine were existing shareholders of Company, $655,000 principal amount of 9% notes, together with 262,000 shares of Common Stock for aggregate consideration of $655,000. An additional 5,385 shares of Common Stock were issued in payment of interest on such notes.

         Between June 1994 and January 1995, the Company also granted stock options (net of canceled options) to purchase an aggregate of 353,600 shares of the Company's Common Stock at a price of $1.00 per share to certain employees under its Employee Omnibus Incentive Plan. Between July 1992 and March 1994, the Company also granted stock options (net of canceled options) to purchase a total of 23,000 shares of the Company's Common Stock at prices ranging from $6.50 to $9.375 per share to four directors under the Company's Directors stock Option Plan. During 1994 and 1995 the Company also granted to certain consultants, advisors and directors nonqualified options covering an aggregate of 282,164 shares of Common Stock at prices ranging from $1.00 to $7.81 per share. As of the date hereof, no options have been exercised. All of the above options become fully vested upon the effectiveness of the within public offering, in accordance with the terms of the plans or agreements under which they were issued.

         Since December 1992, 12,280 shares of Common Stock have been issued to five consultants to the Company including one director who serves as patent counsel, and 12,106 shares were issued to a former executive officer and director for prior services rendered to the Company. Additionally, 66,000 shares were issued to J.P. Morgan & Co. between April 1993 and January 1994 for financial advisory and market evaluation services provided to that Company.

         All   of   the    foregoing    transactions    refer   to   shares   of
pre-Recapitalization Common Stock.

         In September 1995, the Company effected a reverse stock split by which all shares of the Company's issued and outstanding Common Stock, all shares issuable under outstanding options or warrants, and all shares of Common Stock authorized for issuance under various stock option plans were split on a reverse 5.5-to-1 basis into shares of Class A Common Stock. On September 29, 1995, the Company declared a stock dividend of 1.5 shares of Class E-1 Common Stock, 1.5 shares of Class E-2 Common Stock and one share of Class E-3 Common Stock for each share of Class A Common Stock outstanding. These transactions were deemed to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the provisions of Section 2(3) thereof as not involving a "sale" of the securities involved.

         On November 17, 1995, the Company issued 25 Units, each Unit consisting of the Company's Note for $50,000 and warrants, convertible on closing of this Offering into Class A Warrants, to purchase 25,000 shares of Class A Common Stock and one Class B Warrant exercisable to purchase 25,000 shares of Class A Common Stock. The aggregate consideration received by the Company for the Units was $1,250,000, less placement fees and Placement Agent expenses. All of the Units were sold to accredited investors.

         On February 22, 1996, the Company issued 168,780 shares of Class A Common Stock, 384,420 shares of Class E-1, 384,420 shares of Class E-2 and 296,280 shares of Class E-3 Common Stock in exchange for aggregate outstanding indebtedness of approximately $4,940,000.

         From March through September 1996, the Registrant granted stock options under its 1992 Omnibus Incentive Plan to purchase an aggregate of 100,000 shares of Class A Common Stock at exercise prices ranging from $5.00 to $5.875 per share. These options are subject to the shareholders approval of this plan. In addition, on September 30, 1996, the Registrant granted to four nonemployee directors options to purchase an aggregate of 22,000 shares of Class A Common Stock at an exercise price of $6.06 per share pursuant to a formula granted under the Registrant's Amended and Restated Directors Stock Option Plan.

         Unless otherwise noted herein, the issuances of securities in the transactions described above were deemed to be exempt from registration under the Act either pursuant to the exemption from registration contained in Section 3(a)(9) and Section 4(2) thereof, or under the provisions of Regulation D or Rule 701 promulgated under the Act. Such sales were made solely to investors who represented that they were accredited investors and to not more than 35 non-accredited investors, all of whom purchased such securities for investment and not with a view to the distribution thereof. All sales were made directly by the Company acting through its officers and directors, without any general solicitation or general advertising. Restrictions have been imposed on the resale of such securities, including the placement of legends thereon noting such restrictions, and written disclosure of such restrictions were made prior to issuance of the securities.

ITEM 27.  EXHIBITS.

                                                                 Page Number or
     Exhibit                                                        Method of
      Number                         Description                     Filing
      ------                         -----------                     ------

       1.1     Form of Underwriting Agreement                           *

       3.1     Certificate of Incorporation of Registrant, as           *
               amended

       3.2     Certificate of Designations filed November               *
               9, 1995 with the Secretary of State of the State of Delaware

       3.3     Bylaws of Registrant                                     *

       4.1     Form of Warrant Agreement                                *

       4.2     Form of Unit Purchase Option                             *

       4.3     Form of Voting Trust Agreement dated                     *
               among certain stockholders of the Registrant

       4.4     Specimen Certificate for the Class A                     *
               Common Stock

       4.5     Specimen Certificate for the Class A.                    *
               Warrants

       4.6     Specimen Certificate for the Class B                     *
               Warrants

       5.1     Opinion and Consent of Squire, Sanders &                 *
               Dempsey

       10.1    Employment Agreement between Registrant                  *
               and Leslie A. Danziger

       10.2    Employment Agreement between Registrant                  *
               and Louis P. Wagman

       10.3    Employment Agreement between Registrant                  *
               and Donald E. Lawson

       10.4    Product Development and License                         **
               Agreement between Registrant and Karl
               Storz GMBH & Co. dated December 22,
               1994

                                                                 Page Number or
     Exhibit                                                        Method of
      Number                         Description                     Filing
      ------                         -----------                     ------

       10.5    Letter Agreement dated June 14, 1995                     *
               between Registrant and Newport
               Corporation

       10.6    Omnibus Incentive Plan                                   *

       10.7    Amended and Restated Directors Stock                     *
               Option Plan

       10.8    Merger and Acquisition Agreement between                 *
               Registrant and D.H. Blair Investment
               Banking Corp., dated November 17, 1995.

       11      Computation of Net Loss Per Share                        1

       23.1    Consent of Ernst & Young LLP,                            1
               Independent Auditors

       23.2    Consent of Squire, Sanders & Dempsey                Included in
                                                                   Exhibit 5.1

       23.3    Consent of David W. Collins, Esq.                        *

        24     Powers of Attorney                                       *



*    Previously filed.

**   This  document  was  filed  separately  with the  Securities  and  Exchange
Commission pursuant to a request for confidential treatment. An excised version of the document was previously filed as an exhibit hereto

1    Filed herewith

ITEM 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement.

         (4) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 24 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing each form on Form SB-2 Registration Statement and duly authorized this Amendment to the Registrant Statement to be signed on its behalf by the undersigned, in the City of Albuquerque and State of New Mexico on December 20, 1996.

                                     LIGHTPATH TECHNOLOGIES, INC.,
                                     a Delaware corporation



                                     By:         /s/LESLIE A. DANZIGER
                                        ----------------------------------------
                                               Leslie A. Danziger
                                               Chairman of the Board
                                               President

         In accordance with the requirement of the Securities Act of 1933, this Amendment to the Registration Statement was signed below by the following persons in the capacities and on the dates stated.


         Signature                      Title                       Date
         ---------                      -----                       ----


                             Chairman of the Board and
   /s/ LESLIE A. DANZIGER    President (Principal Executive   December 20, 1996
  ------------------------   Officer)
     Leslie A. Danziger


                             Executive Vice President and
    /s/ DONALD E. LAWSON     Treasurer (Principal Financial   December 20, 1996
  ------------------------   and Accounting Officer)
      Donald E. Lawson


             *                                                December 20, 1996
  ------------------------
      David W. Collins       Director


             *                                                December 20, 1996
  ------------------------
     Milton Klein, M.D.      Director


             *                                                December 20, 1996
  ------------------------
   Haydock H. Miller, Jr.    Director



*By /s/ LESLIE A. DANZIGER                                    December 20, 1996
  ------------------------
     Leslie A. Danziger
                                      II-7